                                                                    Exhibit 10.2

                                Option Agreement

            This Option Agreement ("Option Agreement") is made as of the __ day of February, 1999 between BRE/Wabash L.L.C., a Delaware limited liability company ("BRE"), and Prime Group Realty, L.P. ("Prime").

                              Preliminary Statement

            A. BRE is the owner of certain property located in Cook County, Illinois which is described in the Agreement of Purchase and Sale attached as Exhibit A to this Option Agreement (the "Purchase Agreement").

            B. BRE is willing to grant to Prime an option to purchase the Asset (as defined in the Purchase Agreement) in accordance with the terms of this Option Agreement and the Purchase Agreement.

                                    Agreement

            In consideration of the foregoing recitals and the covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BRE and Prime agree as follows:

            1. Grant of Option. BRE hereby irrevocably grants to Prime a one time option to purchase the Asset strictly in accordance with the terms of, and subject to, this Option Agreement (the "Option") and the Purchase Agreement.

            2. Term of the Option; Performance Obligations. The term of the Option shall commence upon the execution of this Option Agreement and the simultaneous execution of that certain lease agreement (the "Lease Agreement")between Enterprise Center VII, L.P., as landlord, and, as tenant, and continue until 5:00 P.M. (E.D.T.) on October 31, 1999 (the "Option Period").

            3. Exercise of the Option and Prime's Performance of Obligations. The Option may be exercised by Prime only by (a) written notice of such exercise, in accordance with the provisions of Section 14 below, in the form set forth in Exhibit B Delivered by Prime to BRE prior to the termination of the Option Period (the "Option Notice") and (b) the deposit by Prime, within one (1) Business Day after Delivery of Option Notice, with Escrow Agent (as defined in the Purchase Agreement) of the Earnest Money (as defined in the Purchase Agreement).

Time shall be of the essence with respect to the Delivery of the Option Notice, deposit of the Earnest Money with Escrow Agent and with respect to the performance by Prime of all of its obligations under this Option Agreement. If Prime fails to exercise the Option during the Option Period as provided above, the Option shall terminate and neither BRE nor Prime shall have any further obligations or liability to each other under this Option Agreement, except with respect to a default hereunder, in which event if it is Prime which desires to claim a default (x) Prime's sole and exclusive remedies shall be limited to those set forth in Section 18(b)(i) below (without limiting Prime's rights under Section 18(b)(ii) hereof) and (y) such claim must be made by Delivering written notice thereof to BRE not later than November 10, 1999.

            4. BRE's Performance of Obligations. With respect to any of BRE's obligations under this Option Agreement, upon Delivery of a written notice from Prime stating specifically the obligations under this Option Agreement that BRE had failed to perform, BRE shall have an additional fourteen (14) day period to complete performance of said obligations (the "Fourteen Day Notice Period"). Time shall be of the essence with respect to BRE's performance of any obligations which are properly included in any such notice within the Fourteen Day Notice Period; provided, however, that BRE shall not be deemed in breach of this Option Agreement unless and until the Fourteen Day Notice Period expires without BRE performing, in accordance with the terms and provisions of this Option Agreement, the obligations properly included in said notice.

            5. The Purchase Agreement. Upon the valid exercise of the Option by Prime in accordance with Section 3 above, except as otherwise provided in this
Section 5, the Purchase Agreement shall conclusively be deemed to have been executed and delivered by Prime and BRE and to be in full force and effect without the need for any further action by either of such parties, except BRE (and Prime with respect to Schedule E-1 only), shall have the opportunity to update the Schedules to the Purchase Agreement (the "Updated Schedules") within three Business Days (as defined in the Purchase Agreement) of the receipt of such exercise notice and Prime shall have the right within two (2) Business Days after Delivery of the Updated Schedules (except Schedule E-1)(the "Review Period") to notify BRE whether it accepts the Updated Schedules. In the event that Prime notifies BRE in writing within the Review Period that it does not accept any part of the Updated Schedules, then the Purchase Agreement shall be deemed null and void, the Earnest Money (but not the Option Payment) shall be returned to Prime, Prime shall have no further rights to exercise the Option and neither party shall have any further rights, duties or obligations under the Purchase Agreement. In the event that Prime does accept the Updated Schedules in writing within the Review Period, or in the event that it does not notify BRE during the Review Period that it rejects the Updated Schedules, then the Purchase Agreement shall conclusively be deemed to have been executed by Prime and BRE and be in full force and effect, together with the Updated Schedules as the Schedules thereto. Within two (2) Business Days of Prime's acceptance of the Updated Schedules, whether by inaction or by written notice, each of BRE and Prime shall execute and deliver to the other counterparts of the Purchase Agreement; provided, however, the failure of either party to execute and deliver counterparts shall not impair the effectiveness of the Purchase Agreement. In addition to and not in limitation of the foregoing, BRE shall have the ongoing right, but not the obligation, from time to time, during the duration of the Option Period, to provide to Prime Updated Schedules to the Purchase Agreement.

            6. Option Payment. The total consideration to be paid by Prime for the granting of the Option shall be $8,000,000 (the "Option Payment") payable by Prime to BRE on the date of this Option Agreement in immediately available funds. Except as expressly provided for in Section 18(b)(i) below (which exception is limited solely to a violation by BRE of its representations contained in Section 10(a)(i) hereof), the Option Payment shall not be refundable under any circumstances, whatsoever, including, without limitation, any lapse of the Option Period without exercise of the Option and any termination of the Purchase Agreement, whether arising from a default by BRE thereunder or otherwise. In the event of a default by BRE under the Purchase Agreement after the valid exercise by Prime of the Option, Prime shall have solely the rights and remedies set forth in Section 14.1(b) of the Purchase Agreement.

            7. Purchase Price. The purchase price to be paid by Prime for the Asset shall be $230,000,000, subject to adjustment as provided in the Purchase Agreement, to be wired at the Closing (as defined below) in immediately available funds in accordance with the Purchase Agreement.

            8. Closing. The Asset shall be transferred to Prime, and the Purchase Price shall be paid on the Closing Date (as defined in the Purchase Agreement) in accordance with, and subject to, the terms, conditions and provisions set forth in the Purchase Agreement. Time shall be of the essence, subject to the terms and conditions of the Purchase Agreement, with respect to Prime's obligations to close on the Closing Date, and any failure by Prime to comply with such obligations on that date shall, at BRE's option, result in a termination of the Option, after which Prime shall have no further rights under this Option Agreement or under the Purchase Agreement.

            9. Agreements. BRE shall have the right, in its sole and absolute discretion, to enter into agreements relating to the Property, including without limitation, agreements relating to the purchase and sale of the Property and/or the ground leasing of the Property or any portion thereof, to mortgage the Property or any portion thereof and to sell the Property or any portion thereof, provided, however, that with respect to sale agreements and mortgages relating to the Property, and any rights of first refusal and rights of first offer granted with respect to the acquisition of the Property, sale/leaseback transactions and new ground leases relating to the entire Property and options to purchase the Property, all such sale agreements, mortgages, rights of first refusal, rights of first offer, sale/leasebacks, ground leases and options to purchase shall specifically and expressly provide that they are, and all such sale agreements, mortgages, rights of first refusal, rights of first offer, sale/leaseback agreements, ground leases and options to purchase shall be specifically entered into, subject and subordinate to the rights of Prime pursuant to, and in accordance with, this Option Agreement. BRE shall deliver to Prime written notice of, and evidence of such statement of subordination with respect to, any sale agreements, mortgages, rights of first refusal, rights of first offer, sale/leaseback agreements, ground leases or options to purchase that BRE enters into during the Option Period

            10. Representations; Covenants. (a) BRE hereby represents and warrants the following:

                  (i) it has all requisite power and authority to enter into and deliver this Option Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Option Agreement and the consummation of the transactions provided for in this Option Agreement have been duly authorized by all necessary action on its part.

                  (ii) except for any consent, license, approval, order, permit, authorization, registration, filing or declaration, the failure of which to obtain will not adversely affect (A) BRE's ability to consummate the transactions contemplated by this Option Agreement, (B) BRE's ownership of the Asset (as defined in the Purchase Agreement) or (C) in a material adverse manner, the operation or value of the Property to Prime, no consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Option Agreement by BRE.

                  (iii) the execution, delivery and compliance with, and performance of the terms and provisions of, this Option Agreement will not
      (i) conflict with or result in any violation of BRE's organizational documents, (ii) to BRE's knowledge, conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which BRE is a party in its individual capacity, or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to BRE or its assets or properties except, in each case, for any conflict or violation which (A) will not adversely affect (1) BRE's ability to consummate the transactions contemplated by this Option Agreement, (2) the ownership of the Asset or Property (3) in a material manner, the operation by BRE of the Property or value thereof or
      (B) arises under the documents evidencing and securing the Cigna Loan (as defined in the Purchase Agreement) with respect to the sale of the Asset.

            (b) Prime hereby represents and warrants the following:

                  (i) it has all requisite power and authority to enter into and deliver this Option Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Option Agreement and the consummation of the transactions provided for in this Option Agreement have been duly authorized by all necessary action on its part.

                  (ii) other than the filing of this Option Agreement with the Securities and Exchange Commission, no consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Option Agreement or any of the transactions required or contemplated hereby.

                  (iii) the execution, delivery and compliance with, and performance of the terms and provisions of, this Option Agreement, and the purchase of the Asset, will not (a) conflict with or result in any violation of its organizational documents, (b) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party in its individual capacity, or (c) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to it or its assets or properties.

            (c) Except as expressly set forth in the Purchase Agreement and in this Option Agreement, BRE is not making, and shall not be deemed to have made, any covenant, representation or warranty of any nature whatsoever, express or implied, regarding the Asset or any other matter relating in any way to this Option Agreement or any of the obligations of BRE under this Option Agreement, including, without limitation, the condition or status of the Asset. Prime agrees that it is entering into this Option Agreement, and, if it should exercise the Option, will be exercising the Option, with the express and specific understanding that no covenants, representations or warranties are being made by BRE.

            (d) Throughout the term of this Option Agreement, BRE shall:

            (i) permit Prime to inspect the Property for the sole purpose of facilitating financing for its acquisition of the Property and in accordance with the provisions of Article VIII of the Purchase Agreement, provided further, however, Prime shall only be permitted to inspect the Property a maximum of twice during the Option Period;

            (ii) deliver to Prime, from time to time but not more than once a calendar month, within ten (10) days after Delivery of a written request from Prime requesting, with specificity, the documents so desired, the following: an updated rent roll for the Property, monthly operating, leasing and delinquency reports, New Leases and material Lease Modifications regarding the Property (all as prepared by BRE in its usual course of business), copies of all new material contracts relating to the Property for which the amount payable thereunder is in excess of $10,000 annually and any material modifications, amendments, extensions or terminations of any material contracts related to the Property and updated litigation Schedules with respect to the Property. Subject to the provisions of
            Section 21(n) relating to confidentiality, Prime shall have the right to use and deliver any of the foregoing information to its investors and/or its lender in connection with any investment or financing of the acquisition of the Property. For purposes of this
            Section 10(d)(ii), the term material contracts shall be deemed to mean contracts relating to the Property for which the amount payable thereunder is in excess of $10,000 annually. For the avoidance of doubt, it is understood and agreed that any request by Prime pursuant to this Section 10(d)(ii) shall include information about the items so requested reasonably sufficient for BRE to readily identify the specific contract or other document being sought; and

            (iii) not engage in, nor engage a real estate broker or other person to engage in, broad based marketing with respect to the sale of the Property, which marketing is in a manner typically utilized by real estate brokers in connection with the advertising of the sale of office buildings of similar size and value. Notwithstanding the foregoing, nothing contained in this Section 10(d)(iii) shall be construed to prevent or limit BRE from engaging in active discussions and negotiations with potential buyers and or lenders of the Property, nor shall the restrictions in this Section 10(d)(iii) be deemed to apply to the efforts of Eastdil (as hereinafter defined) (A) in connection with its involvement with this transaction and (B) with respect to persons with whom Eastdil engages in discussions and negotiations with as a result of its previous marketing efforts relating to the Property, provided (with respect to this item (B))such negotiations are not initiated by BRE.

            11. Submission to Jurisdiction. The provisions of Section 15.14 of the Purchase Agreement governing the Submission to Jurisdiction of the parties thereto and hereto are incorporated herein by reference and made a part hereof.

            12. No Brokers. (a) BRE represents and warrants to Prime that it has not dealt with any broker, salesman, finder or consultant with respect to this Option Agreement or the transactions contemplated hereby other than Eastdil Realty Company, L.L.C. ("Eastdil"). BRE agrees to indemnify, protect, defend and hold Prime harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from BRE's breach of the foregoing representation in this subsection (a). BRE agrees to pay Eastdil any commissions or other fees owing to Eastdil pursuant to a separate agreement. The provisions of this subsection (a) shall survive the Closing and any termination of this Option Agreement.

            (b) Prime represents and warrants to BRE that it has not dealt with any broker, salesman, finder or consultant with respect to this Option Agreement or the transactions contemplated hereby other than Eastdil. Prime agrees to indemnify, protect, defend and hold BRE harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from Prime's breach of the foregoing representations in this subsection (b). The provisions of this subsection (b) shall survive the Closing and any termination of this Option Agreement.

            13. Title to Asset. In the event BRE is unable to convey title to the Asset in the manner required under the Purchase Agreement, Prime shall not be entitled to a return of the Option Payment and the terms of Article IX of the Purchase Agreement shall control.

            14. Management. Prime shall have the right, from time to time, upon not less than five (5) Business Days notice and not more than once per calendar month, to meet with members of the staff managing, operating and leasing the Property for the purpose of updating Prime's due diligence materials with respect to leasing, operating, managing and maintenance at and of the Property.

            15. Leases. (a) During the Option Period, BRE shall (i) continue its present rental program and efforts with respect to the Property (as defined in the Purchase Agreement) to rent vacant space and, (ii) except with respect to any Contemplated Leases listed on Schedule A hereto (which Contemplated Leases are deemed consented to by Prime), enter into and execute new leases and extensions, renewals and expansions with respect to the existing tenancies ("New Leases"), either (a) in accordance with the leasing guidelines set forth on Exhibit C hereto (the "Leasing Guidelines") or (b) upon receipt from Prime of Prime's prior written consent to same, which consent shall not be unreasonably withheld or (c) without the consent of Prime, provided that, notwithstanding anything to the contrary contained herein, BRE shall act in a commercially reasonable manner and shall be responsible for all Buyer's Leasing Costs with respect to such New Lease entered into pursuant to this subsection 15(c). If a New Lease requires Prime's prior written consent pursuant to subsection 15(b) hereof, and Prime does not object within ten Business Days (as defined in the Purchase Agreement) after receipt of a copy of a term sheet containing the material terms of such New Lease, the financial and credit and other information relating to the tenant reasonably requested by Prime and copies of all agreements entered into with the tenant to induce the tenant to execute a New Lease, then Prime shall be deemed to have approved same. With respect to any amendments, terminations, modifications, surrender agreements, assignments and approvals of sublease agreements with respect to existing tenancies ("Lease Modifications"), BRE shall have the right in its sole discretion and without regard to the Leasing Guidelines, to execute and approve of any such Lease Modification, provided that BRE shall act at all times in a commercially reasonable manner and shall not enter into any Lease Modifications which have a material adverse affect on the value of the Property and further provided that such Lease Modifications are not inconsistent with BRE's past practices at the Property. For the avoidance of doubt, Prime hereby acknowledges and agrees that
(x) BRE in its sole discretion shall have the right to terminate any tenancy, regardless of whether such termination is pursuant to a New Lease, a Lease Modification or otherwise if BRE determines in its sole discretion that said tenant is in default under the terms of its lease and (y) BRE has the right to enter into New Leases pursuant to and in accordance with subsection 15(c) without the consent of Prime and BRE's entry into and execution of such New Leases shall not be deemed a breach of this Option Agreement or the Purchase Agreement.

            (b) During the Option Period, if Prime presents to BRE a potential tenant with respect to the Property whose qualifications and proposed leasing terms comply with the Leasing Guidelines, including, without limitation, the credit requirements, then, provided that the negotiation and execution of said lease will not interfere with any existing obligations of BRE to any other tenant or potential tenant of the Property, BRE shall not unreasonably withhold its consent to a lease to such tenant and shall negotiate in good faith with such tenant a lease in an attempt to reach a lease agreement based upon the terms proposed by Prime.

            (c) With respect to all New Leases entered into after the date of this Option Agreement in accordance with the Leasing Guidelines or with the prior written consent of Prime (if required) or with a tenant introduced to BRE by Prime and all Lease Modifications entered into after the date of this Option Agreement in accordance with the terms hereof, Prime, provided that it shall acquire the Asset in accordance with the terms and provisions of the Purchase Agreement, (i) will be responsible for all capital costs, tenant improvement costs, relocation costs, temporary leasing costs, brokerage commissions, legal, design and other professional fees, surrender fees or similar payments made to an existing tenant, payments made under takeover agreements and any and all other expenses incurred with respect to the New Leases and Lease Modifications and allowances granted to tenants in lieu of any of the above ("Leasing Expenses"), (ii) shall assume the economic effect of any "free rent" or other concessions pertaining to the period from and after the Closing Date relating to such New Leases and Lease Modifications ((i) and (ii) shall be collectively referred to as "Buyer's Leasing Costs") and (iii) shall further assume all takeover obligations or like agreements entered into to induce a tenant to execute a New Lease or a Lease Modification. To the extent that BRE pays any of the Buyer's Leasing Costs or Leasing Expenses during the Option Period, the Purchase Price will be increased at Closing by the aggregate amount of such expenditures upon presentation by BRE of an invoice therefor and evidence of payment thereof. Subject to the preceding sentence which provides that BRE shall receive a credit with respect to the Purchase Price at closing for all Buyer's Leasing Costs and Leasing Expenses paid by BRE, BRE shall pay all of Buyer's Leasing Costs and Leasing Expenses that shall become due and payable prior to Closing. Prime will pay all other Buyer's Leasing Costs as and when the same are due. If, as of the Closing, there is a dispute with respect to whether BRE entered into any Lease Modification in compliance with the terms of Section 15(a)of this Option Agreement, the parties shall continue to be obligated to Close the sale and purchase of the Property in accordance with the terms of the Purchase Agreement, such dispute shall not be an objection to Closing, nor provide a basis for delaying the Closing, and Prime, in addition to its payment of the Purchase Price in accordance with the terms of the Purchase Agreement, shall place in escrow with Escrow Agent (as defined in the Purchase Agreement), pending resolution of the dispute, cash in an amount equal to the amount of Buyer's Leasing Costs and Leasing Expenses paid by BRE prior to Closing in connection with the Lease Modification that is the subject of the dispute. The aforementioned escrow shall be maintained by Escrow Agent in accordance with the provisions of an escrow agreement entered into between BRE and Prime, which escrow agreement shall be substantially in the form of the escrow provisions contained in the Purchase Agreement with such appropriate changes necessary or desired to reflect the purpose of the escrow and to provide for the payment of the escrow monies to Prime if Prime establishes that BRE entered into the Lease Modification in dispute in violation of Section 15(a) hereof and otherwise, to BRE.

            (d) BRE shall have the right, but not the obligation, from time to time, to amend and provide Updated Schedules to the Purchase Agreement to reflect any New Leases and Lease Modifications.

            (e) Notwithstanding anything to the contrary contained in this
Section 13, BRE is hereby authorized to accept the termination of any New Leases or existing leases at the end of their existing term or the termination of any New Lease or existing lease subject to a unilateral termination right exercised by any tenant under a New Lease or an existing lease.

            16. Notices. Any notice, demand or request shall be given in writing to the party for whom it is intended, either (i) by personal delivery, (ii) by registered or certified mail (return receipt requested and postage prepaid),
(iii) by a nationally recognized overnight courier providing for signed receipt of delivery, or (iv) by facsimile, in each case at the following address, or such other address as may be designated in writing by notice given in accordance with this Section:

      (a)   To BRE:

                 c/o Blackstone Real Estate Advisors L.P.
                 345 Park Avenue
                 New York, New York 10154
                 Attention: Mr. Steven E. Orbuch
                 Facsimile: 212-754-8726

            with copies thereof to:

                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, New York 10017
                 Attention: Glenn D. Kesselhaut, Esq.
                 Facsimile: 212-455-2502

      (b)   To Prime:

                 c/o The Prime Group Realty Trust
                 77 West Wacker Drive, Suite 3900
                 Chicago, Illinois  60601
                 Attention: Mr. Jeffrey A. Patterson
                 Facsimile: 312-917-0460; and
                 Attention: James F. Hoffman, Esq.
                 Facsimile: 312-917-1684

            with copies thereof to:

                 Jones, Day, Reavis & Pogue
                 77 West Wacker Drive, 35th Floor
                 Chicago, Illinois  60601
                 Attention: Julie O. Ehrlich, Esq.
                 Facsimile: 312-782-8585

All notices (i) shall be deemed to have been given ("Delivered") on the date that the same shall have been actually delivered in accordance with the provisions of this Section and (ii) may be Delivered either by a party or by such party's attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days' written notice thereof to the other parties.

            17. Assignment. The covenants and agreements of BRE under this Option Agreement are intended to be, and shall be, covenants running with the land with respect to the Property, and this Option Agreement shall be binding upon and inure to the benefit of the heirs, successors, administrators, executors, and assigns of the respective parties; provided, however, that this Option Agreement may not be assigned by Prime, in whole or in part, to any other individual or entity without the express written permission of BRE, which permission may be withheld in BRE's sole discretion and without regard to any commercial standard. Any attempted assignment of this Option Agreement shall, at BRE's option, be deemed a breach of the terms of this Option Agreement which results in the termination of the Option and all of Prime's rights hereunder.

            18. Default. (a) If Prime shall default in its obligations (i) under this Option Agreement or (ii) under the City Center Purchase Agreement (as defined in the Purchase Agreement) then BRE may, in its sole discretion, terminate this Option Agreement (and the Purchase Agreement, if the Option has been exercised), after which Prime shall have no further rights under this Option Agreement or under the Purchase Agreement.

            (b)(i) Notwithstanding anything to the contrary contained herein, except as provided in the third sentence of this Section 18(b)(i), in the event that Prime shall assert that BRE is in breach of any provision of this Option Agreement at any time, whether during or after the Option Period, Prime's remedies shall be limited to (i) a claim for monetary damages arising from the alleged breach not to exceed $7,000,000 or (ii) equitable relief to cause performance of the precise obligation or obligations allegedly unfulfilled, it being understood that under no circumstances shall Prime be entitled to enjoin the transfer of the Property, file a lis pendens or similar encumbrance affecting title to the Property, move for specific performance to cause a transfer of the Property, make any claim or bring any action or proceeding against a potential or actual purchaser of the Property or take any other action whatsoever to enjoin, restrain, delay or rescind or otherwise legally interfere with or affect the transfer of the Property or title to the Property for any claim relating to a breach alleged to occur prior to the Delivery of the Option Notice or prior to the termination of the Option Period. By way of example, if BRE defaults under this Option Agreement by failing to deliver to Prime a rent roll after Delivery by Prime of all notices that Prime is required to Deliver under this Option Agreement requesting such rent roll, and BRE's failure to deliver same causes a default by BRE of its covenant to deliver the rent roll pursuant to the terms hereof, Prime shall be permitted to compel delivery of the rent roll to Prime, but shall not be permitted to compel performance by BRE of any other obligation under this Option Agreement or under the Purchase Agreement, including, without limitation, specific performance by BRE of the transfer of the Property. In the event that it is determined that BRE's breach of this Option Agreement is a violation of Section 10(a)(i) hereof, then in that event only, Prime shall be entitled to a return of the Option Payment. In the event of any violation by Prime of this Section 18(b)(i), Prime shall be liable to BRE for all damages incurred as a result of Prime's violation, whether foreseen or unforeseen, actual, consequential or punitive and BRE's recovery shall not be limited by any amounts previously paid or on deposit. For the avoidance of doubt, it is understood and agreed that Prime's right to equitable relief described under clause (ii) above shall be limited to causing performance of the individual covenants to be fulfilled with respect to BRE's conduct during the Option Period (which covenants are primarily, but not exclusively, those set forth in Section 10(d)) and the right to equitable relief described under clause
(ii) above shall not extend in any manner whatsoever to causing specific performance of the obligation to transfer the Property, to any other relief affecting title to the Property or to any other similar relief of the type prohibited above.

            (ii) Notwithstanding the foregoing provisions of Section 18(b)(i),
      Section 3 or any other provision of this Option Agreement, in the event that BRE sells or mortgages or enters into an agreement to sell or mortgage the

      Property, or a sale/leaseback agreement, a new ground lease of the entire Property or grants a right of first refusal, a right of first offer or an option to purchase the Property and such sale or mortgage, or sale/leaseback, or new ground lease or agreement relating thereto, or right of first refusal, right of first offer or option to purchase, as the case may be, is not specifically and expressly made subject and subordinate to the rights of Prime in the manner prescribed by Section 9 of this Option Agreement, then Prime shall have all of its rights and remedies at law and equity for such breach, including, all damages as a result of such breach, whether forseen or unforseen, actual, consequential or punitive, specific performance of this Option Agreement as a result of such breach and the right to take action to enjoin, restrain or delay the transfer of the Property, including, the filing of a lis pendens (in each case as a result of BRE's breach of the provisions of this Section 18(b)(ii)) and Section 9.

            (c) The Delivery of the Option Notice shall be deemed a full and irrevocable waiver by Prime of any claim relating to a breach alleged to occur prior to the Delivery of the Option Notice subject to (1) Prime's rights pursuant to Section 18(b)(ii) hereof and (2) survival of a claim under 18(b)(i) of Prime with respect to a default by BRE under 18(b)(i) for a failure to deliver an item specifically requested to be delivered in accordance with the provisions of Section 10(d)(ii), which item (x) if delivered, would have changed, in a material manner, the Schedules attached to the Purchase Agreement or (y) is specifically itemized in such Schedules.

            (d) For the avoidance of doubt, Prime hereby understands and acknowledges that nothing contained in this Section 18 shall be deemed to give Prime a right to a return of the Option Payment, except as herein provided with respect to a violation of Section 10(a)(i).

            19. Costs and Expenses. Each party shall bear its own legal and other professional costs and expenses in connection with the preparation, negotiation and performance of this Option Agreement and, if entered into, the Purchase Agreement.

            20. Jenner & Block Estoppel Certificate. Following the receipt by BRE of the Option Payment, BRE shall exhibit to Prime a photocopy of proposed tenant estoppel certificate delivered by Jenner & Block, as a tenant of the Property, dated as of September 16, 1998. The exhibiting of such tenant estoppel certificate by BRE to Prime shall not constitute a delivery of the Jenner & Block tenant estoppel certificate, nor shall Prime have any right to rely upon said tenant estoppel certificate without BRE's prior written consent.

            21. Miscellaneous. (a) Prime shall not otherwise record or file this Option Agreement or the Purchase Agreement or any copy or memorandum of either with any public agency or land records, and any such recording or filing shall, at BRE's option, render this Option Agreement and, if entered into, the Purchase Agreement null and void and shall constitute a default of Prime's obligations under this Option Agreement resulting in a termination of the Option and all of Prime's rights under this Option Agreement and the Purchase Agreement.

            (b) The acceptance by Prime of the Deed (as defined in the Purchase Agreement) shall be deemed to constitute full performance and discharge of every condition, covenant and obligation contained or expressed in this Option Agreement and in the Purchase Agreement, except such as are, by the express terms of this Option Agreement or the Purchase Agreement, to survive the Closing. The receipt and confirmation of receipt by BRE of the Purchase Price shall be deemed full compliance by Prime of all of Prime's obligations with respect to the Property, except with respect to those obligations of Prime which are specifically stated to survive the payment of the Purchase Price.

            (c) This Option Agreement, together with the Purchase Agreement, constitutes the entire agreement between the parties and fully supersedes and cancels all prior agreements, arrangements or understandings, whether oral or written, between them relating to the subject matter hereof and no party shall be bound by any terms, conditions, statements, or representations, oral or written, not herein contained. No modification of this Option Agreement and, if entered into, the Purchase Agreement shall be valid or binding unless such modification is in writing, duly dated and signed by the party or parties against whom enforcement of such modification is sought.

            (d) In the event that any one or more of the provisions of this Option Agreement or, if entered into, the Purchase Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Option Agreement or, if entered into, the Purchase Agreement, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.

            (e) This Option Agreement may be executed in one or more counterparts, each of which may be an original or telecopy and all of which taken together shall constitute one and the same instrument.

            (f) This Option Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the State of New York.

            (g) Nothing expressed or implied in this Option Agreement or the Purchase Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Option Agreement, the Purchase Agreement or any transactions contemplated by this Option Agreement or the Purchase Agreement.

            (h) The headings in this Option Agreement are for purposes of reference only and shall have no meaning in construing this Option Agreement. Capitalized terms used in this Option Agreement and not defined shall have the meanings specified in the Purchase Agreement.

            (i) This Option Agreement shall become a binding agreement only at such time as it shall have been duly executed and delivered by BRE and Prime.

            (j) Subject to the provisions of Section 18 hereof, Prime shall not be entitled to any consequential, speculative, punitive damages or any similar claim in any action relating to this Option Agreement but shall be entitled to seek specific performance with respect to BRE hereunder.

            (k) Notwithstanding anything to the contrary contained herein, if the due date of any obligation hereunder (including the exercise of the option) falls on a day other than a Business Day, then the date for performance of such obligation shall be extended to the next following Business Day.

            (l) In the event of any conflict or inconsistency between the terms and provisions of this Option Agreement and terms and provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall, in each such instance, govern and control.

            (m) The terms and provisions of this Option Agreement shall survive the entry, and shall not merge or be deemed to merge, into the Purchase Agreement.

            (n) The The provisions of Section 15.4(a)and 15.4(b) of the Purchase Agreement governing the Confidentiality of the parties thereto and hereto are incorporated herein by reference and made a part hereof.

            The parties have duly executed this Option Agreement as of the date first referenced above.

                                      BRE:

                                      BRE/WABASH L.L.C., a Delaware
                                      limited liability company

                                      By:_______________________________________
                                         Name:
                                         Title

                                     PRIME:

                                     PRIME GROUP REALTY, L.P., a
                                     Delaware limited partnership

                                     By: Prime Group Realty Trust, a
                                           Maryland real estate
                                             investment trust, its Managing
                                               General Partner

                                         By:____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT A

                               PURCHASE AGREEMENT

                                 [SEE ATTACHED]

AGREEMENT OF PURCHASE AND SALE

            AGREEMENT OF PURCHASE AND SALE (this "Agreement"), made as of the ____ day of ______________, 1999 by and between BRE/Wabash L.L.C. ("Seller"), a Delaware limited liability company, and PRIME GROUP REALTY, L.P., a Delaware limited partnership ("Buyer").

                                   Background

            A.Seller is the fee owner of the land described on Schedule A-1 attached hereto and the buildings and other improvements located thereon and the owner of a leasehold interest in and to the parcel of land described on Schedule A-2 attached hereto, together with the buildings and other improvements located thereon which are owned in fee (collectively, the "Property"). The Property, together with the Asset-Related Property (as defined below) with respect thereto shall be referred to as the "Asset".

            B.The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Asset on the terms and conditions hereinafter set forth.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section I.1 Defined Terms. The capitalized terms used herein will have the following meanings.

            "Agreement" shall mean this Agreement of Purchase and Sale and all amendments hereto, together with the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified.

            "Asset" shall have the meaning assigned thereto in "Background" paragraph A.

----------
(1) Date to be completed by Seller, effective as of the exercise of the Option.

            "Asset File" shall mean the materials with respect to the Asset previously delivered, or made available at the Property, to the Buyer or its representatives by or on behalf of the Seller.

            "Asset-Related Property" shall have the meaning assigned thereto in subsection 2.1(b).

            "Assignment of Contracts" shall have the meaning assigned thereto in
Article VI.

            "Assignment of Leases" shall have the meaning assigned thereto in
Article VI.

            "Basket Limitation" shall mean an amount equal to one percent (1%) of the Purchase Price.

            "Blackstone Lease" shall have the meaning assigned thereto in
Article VI.

            "Bill of Sale" shall have the meaning assigned thereto in Article
VI.

            "BREA" shall mean Blackstone Real Estate Acquisitions L.L.C.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in Chicago, Illinois or New York City, New York.

            "Buyer" shall have the meaning assigned thereto in the Preamble to this Agreement.

            "Buyer's Leasing Costs" shall have the meaning assigned thereto in Subsection 11.12(a).

            "Buyer-Related Entities" shall have the meaning assigned thereto in subsection 12.1.

            "Cap Limitation" shall mean an amount equal to four percent (4%) of the Purchase Price.

            "Cigna Loan" shall mean the loan from Connecticut General Life Insurance Company and Landes Hessen-Thuringen Girozentrale to Seller secured by the Property.

            "Cigna Loan Closing Balance" shall have the meaning assigned thereto in subsection 2.2(d).

            "City Center Purchase Agreement" shall mean that certain Purchase and Sale Agreement between Prime Group Realty,

L.P., as Buyer, and certain of Seller's affiliates, as Sellers, executed on February ___, 1999.

            "Closing" shall have the meaning assigned thereto in Subsection 2.3(a).

            "Closing Date" shall have the meaning assigned thereto in Subsection 2.3(a).

            "Complying Title Policy" shall have the meaning set forth in Section 2.2(b)(ii).

            "Condition of the Asset" shall have the meaning assigned thereto in subsection 4.1(f).

            "Contemplated Leases" shall mean those Space Leases identified on Schedule F-2.

            "Contracts" shall have the meaning assigned thereto in Subsection 2.1(b).

            "Deed" shall have the meaning assigned thereto in Article VI.

            "Earnest Money" shall have the meaning assigned thereto in subsection 2.2(b).

            "Eastdil" shall mean Eastdil Realty Company, L.L.C.

            "Existing Survey" shall mean the survey with respect to the Property listed on Schedule B attached hereto.

            "Existing Title Commitment" shall mean the title policy and title commitment with respect to the Property listed on Schedule B attached hereto.

            "Fixed Rents" shall have the meaning assigned thereto in subsection 11.1(a).

            "Ground Lease" shall mean the lease entered into between International Business Machines Corporation, as tenant, and Marion Ortsteifen Kane and Philip J. Reddy, as trustees, et al., as Landlord, on December 20, 1968, a memorandum of which was filed for record on January 10, 1969, as document number 20724873, in the Office of the Recorder, Cook County, Illinois, as same was assigned by Assignment, Acceptance and Assumption of Seller's Right, Title and Interest to Ground Lease and Deed to Improvements, from IBM to Seller dated August 30, 1996 and filed for record on September 3, 1996, as document number 96671600, in the Office of the Recorder, Cook County, Illinois.

            "Hazardous Materials" shall have the meaning assigned thereto in subsection 4.1(f).

            "IBM Lease" shall mean that certain lease between Seller, as landlord, and International Business Machines Corporation, as tenant, dated August 30, 1996.

            "Intangible Personal Property" shall have the meaning assigned thereto in subsection 2.1(b).

            "IRS" shall mean the Internal Revenue Service.

            "IRS Reporting Requirements" shall have the meaning assigned thereto in subsection 15.4(c).

            "Leasing Expenses" shall mean all capital costs, tenant improvement costs, relocation costs, temporary leasing costs, leasing commissions, legal, design and other professional fees, and other expenses incurred with respect to the Space Leases and allowances granted to any tenants in lieu of any of the above.

            "Loan Documents" shall mean all documents evidencing and securing the Cigna Loan.

            "Losses" shall have the meaning assigned thereto in subsection 12.1.

            "Option Agreement" shall mean that certain Option Agreement dated as of February__, 1999 by and between Seller and Buyer.

            "Overage Rent" shall have the meaning assigned thereto in subsection 11.2(a).

            "Permitted Exceptions" shall mean with respect to the Property, (i) excluding any affirmative coverage and affirmative insurance with respect thereto, the matters set forth in the Existing Title Commitment or the Existing Survey, (ii) the Ground Lease, Space Leases, and Contracts affecting the Property and any Space Leases, or Contracts entered into after the date hereof, in accordance with the terms of this Agreement, (iii) liens for current real estate taxes which are not yet due and payable, (iv) standard exclusions and the terms and provisions contained in forms of title insurance policies, subject to Seller causing the Title Company to provide extended coverage over the general title exceptions, except those exclusions and conditions and stipulations which customarily remain in fee and leasehold title insurance policies in the jurisdiction in which the Property is located and the rights of tenants under leases (v) subject to the adjustments provided for herein and if a lien, any service, installation, connection or maintenance charge due after Closing and charges for sewer, water, electricity, telephone, cable television or gas, excluding mechanic's liens, (vi) as to assets which are not real property, rights of vendors and holders of security interests on personal property installed on the Property and owned by tenants and rights of tenants to remove trade fixtures at the expiration of the term of the Space Leases of such tenants, (vii) matters contained in the updated title commitment or survey with respect to each Property obtained by the Buyer as permitted under Section 9.2 which matters do not qualify as Permitted Exceptions under one of the other clauses of this definition and with respect to which either (A) the Buyer has not raised an objection within the time period required in Section 9.2 or (B) the Buyer has raised an objection within the time period required in Section 9.2 and the Seller has not agreed to cause such title exception to be removed prior to Closing, provided Buyer either waives such objection at or prior to the Closing or Buyer closes the transaction despite such objection (viii) (the matters described in clauses (i) through (vii) above, collectively, the "Permitted Exceptions").

            "Person shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.

            "Property" shall have the meaning assigned thereto in "Background" paragraph A.

            "Purchase Option" shall have the meaning assigned thereto in the Option Agreement.

            "Purchase Price" shall have the meaning assigned thereto in subsection 2.2(a).

            "Repayment Costs" shall have the meaning assigned thereto in subsection 2.2(d).

            "Replaced Tenants" shall have the meaning set forth in subsection 3.3(i).

            "Replacement Tenants" shall have the meaning assigned thereto in subsection 3.3(i).

            "Reporting Person" shall have the meaning assigned thereto in subsection 15.4(c).

            "Seller" shall have the meaning assigned thereto in the Preamble to this Agreement.

            "Seller-Related Entities" shall have the meaning assigned thereto in subsection 12.2.

            "Seller's knowledge" shall mean the actual knowledge of the Seller based upon the actual knowledge of Gary M. Sumers and Marshall Findley without any duty on the part of any such executive officer or other Person to conduct any independent investigation or make any inquiry of any Person.

            "Seller's Leasing Costs" shall have the meaning assigned thereto in subsection 11.12(b).

            "Space Leases" shall have the meaning assigned thereto in subsection 2.1(b).

            "Survival Period" shall have the meaning assigned thereto in subsection 12.4.

            "Tangible Personal Property" shall have the meaning assigned thereto in Section 2.1(b).

            "Tenant Estoppel Certificate" shall have the meaning assigned thereto in subsection 3.3(i).

            "Tenant Notices" shall have the meaning assigned thereto in Article VI.

            "UCC" shall mean the Uniform Commercial Code adopted by the state in question.

            "Union Contracts" shall mean, contracts with Operating Engineering Local 399 and its branches.

            "Voluntary/De Minimis Title Exceptions" shall mean title exceptions affecting the Property that are (i) knowingly and intentionally created by the Seller, after the date of this Agreement through the execution by the Seller of one or more instruments creating or granting such title exceptions, or (ii) dischargeable by the payment of not more than $400,000 (which $400,000 shall be the maximum aggregate amount required to be spent by the Seller in connection with all title exceptions, other than those referenced in (i) above, that arise with respect to the Property), or (iii) without regard to the cap in clause (ii) above, mechanic's or materialman's liens arising from nonpayment for any work performed or to be performed by Seller in connection with Seller's existing lease obligations which are more particularly set forth in Section 11.12 hereof and on Schedule F-1 and F-4 attached hereto; provided, however, that the term "Voluntary/De Minimis Title Exceptions" as used in this Agreement shall not include the following: (a) any Permitted Exceptions; (b)(1) Space Leases for the Property and ; (b)(2) any title exception created pursuant to a Space Lease for the Property by the tenant thereunder, provided such tenant has the express right under such Space Lease to create such title exception; (c) any title exceptions that are approved, waived or deemed to have been approved or waived by the Buyer pursuant to the terms of this Agreement or that are created in accordance with the provisions of this Agreement; (d) any title exceptions which, pursuant to a Space Lease for the Property or otherwise, are to be discharged by a tenant or occupant of such Property; (e) except as set forth in
(iii) of the definition of Voluntary/De Minimis Title Exceptions, mechanic's or materialman's liens which, when aggregated with any sums required to discharge title exceptions pursuant to the provisions of (ii) and sums required to pay any federal tax liens, exceed $400,000 or (f) any federal tax liens, which when aggregated with any sums required to discharge title exceptions pursuant to the provisions of (ii) and sums required to discharge any mechanic's liens, exceed $400,000.

                                   ARTICLE II

                        SALE, PURCHASE PRICE AND CLOSING

            Section II.1 Sale of Assets. (a) On the Closing Date (as hereinafter defined) and pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell to the Buyer, and the Buyer shall purchase from Seller, the Asset.

            (b) The transfer of the Asset to the Buyer shall include the transfer, directly or indirectly, of all Asset-Related Property with respect to the Asset. For purposes of this Agreement, "Asset-Related Property" shall mean all of Seller's right, title and interest in and to (A) all easements, covenants and other rights appurtenant to said Property and all right, title and interest of the Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley or any other right of way, open or closed, in front of or adjoining said Property, (B) all furniture, fixtures, equipment and other tangible personal property (except items owned or leased by tenants from third parties or which are leased by the Seller (provided, however, that Seller shall assign such leases to Buyer, in accordance with this Agreement) which are now, or may hereafter prior to the Closing Date be, placed in, attached to, situated in or upon the Property (collectively, with all additions and replacements thereof, the "Tangible Personal Property"), (C) to the extent they may be transferred under applicable law, all licenses, franchises, certifications, approvals, permits and authorizations presently issued in connection with the operation, ownership and maintenance of all or any part of the Property as it is presently being operated, (D) to the extent assignable, all warranties, if any, issued or assigned to the Seller by any manufacturer or contractor in connection with construction or installation of equipment or any component of the improvements included as part of the Property, (E) to the extent assignable, all service, supply and maintenance contracts including commitments therefor (if any) held by Seller with respect to the Property, including, without limitation, those contracts listed on Schedule E attached hereto (collectively, the "Contracts"), (F) to the extent assignable by Seller, all trade names, logos, designs, trademarks, service marks, copyrights and other general intangibles and intellectual property (including any computer software programs used for purposes of tenant escalation billings and maintained at the Property) relating to the Property, including, without limitation, but limited, nonetheless, to the extent assignable and subject to the provisions of the Article 17 under the IBM Lease, the name "IBM Plaza" (collectively, the "Intangible Personal Property") and (G) all leases, licenses, contracts and other agreements, to the extent transferable, for the use and occupancy of all or any part of the Property (the "Space Leases") and all security and escrow deposits (including any interest or other amounts accrued or earned thereon) that are required to be returned to tenants pursuant to Space Leases held by Seller in connection with any such leases, licenses, contracts and other agreements.

            Section II.2 Purchase Price; Earnest Money. (a) The consideration for the Assets shall be equal to Two Hundred and Thirty Million Dollars ($230,000,000.00) (the "Purchase Price"), subject to the prorations and credits as hereinafter provided in this Agreement. For avoidance of doubt, Buyer hereby acknowledges and agrees that no part of the $8,000,000.00 Option Price (as defined in the Option Agreement) shall be applied to or credited against the Purchase Price.

            (b) The Purchase Price shall be paid to the Seller as follows:

            (i) within one Business Day after the delivery by Buyer to Seller of written notice (the "Option Notice") that it is exercising the Option in accordance with the terms of the Option Agreement (notwithstanding Buyer's Review Period (as defined in the Option Agreement)), the Buyer shall deposit with Title Associates Inc., as escrow agent ("Escrow Agent") cash in an amount equal to Three Million Five Hundred Thousand Dollars ($3,500,000.00), in immediately available funds by wire transfer to such account or accounts as Escrow Agent shall designate to Buyer (such cash, together with any interest earned thereon, shall be referred to as the "Earnest Money"); the Earnest Money shall be held in escrow in accordance with the provisions of Section 15.5 and shall be nonrefundable to Buyer except (A) if Buyer does not accept the revised Schedules in accordance with the terms of the Option Agreement, in which event, the Option Agreement shall terminate, the Earnest Money shall be returned to the Buyer and this Purchase Agreement shall be deemed null and void and (B) as otherwise set forth in this Agreement. If the Buyer does not deliver the Earnest Money to Escrow Agent within one Business Day after the delivery of the Option Notice, the Seller shall have the right, at its option, to terminate this Agreement and upon such termination, Seller shall have no further obligations hereunder.

            (ii) on the Closing Date, simultaneously with the delivery by the Title Company of a marked commitment for an ALTA form 1992 Owner's and Leasehold Owner's Title Insurance Policy in the amount of the Purchase Price, subject only to the Permitted Exceptions with extended coverage endorsements (a "Complying Title Policy") (provided that the sole conditions to the effectiveness thereof are that Buyer shall have completed, or is simultaneously completing, all of its Closing obligations and deliveries in accordance with this Agreement, including payment of the Purchase Price). The Buyer shall deliver to Seller on the Closing Date, in immediately available funds by wire transfer to such account or accounts that Seller shall designate to the Buyer, and subject only to the closing adjustments as provided for in Article XI of this Agreement, an amount equal to the Purchase Price less the Earnest Money. The Escrow Agent shall deliver to Seller on the Closing Date, in immediately available federal funds by wire transfer to such account or accounts as Seller shall designate, the Earnest Money.

            (c) No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement.

            (d) On or before the Closing, the Seller shall repay the outstanding balance of principal and interest on the Cigna Loan (collectively, the "Cigna Loan Closing Balance") including, without limitation the prepayment, due on sale, breakage costs, assumption fees and lender closing costs in connection with said repayment (the "Repayment Costs"). Notwithstanding the foregoing, or anything else contained in this Agreement (including, without limitation, the provisions of Article XIV hereof), Buyer hereby indemnifies and holds Seller harmless from all Losses (as hereinafter defined) Seller incurs in connection with Seller's delivery of a notice of prepayment with respect to the Cigna Loan in the event Buyer defaults in the performance of its obligations contained herein.

            Section II.3 The Closing. (a) The closing of the purchase and sale of the Asset (the "Closing") shall take place in accordance with the following:
(1) if Buyer exercises the Purchase Option on or prior to October 20, 1999, then on the day that is sixty (60) calendar days after the date Buyer exercises the Purchase Option (or if such day is not a Business Day, the first Business Day immediately succeeding such sixtieth calender day) and (2) if Buyer exercises the Purchase Option after October 20, 1999 but on or prior to October 31, 1999, then on December 20, 1999 (the "Closing Date"), Time Being of The Essence with respect to Buyer's obligations under both clauses (1) and (2) hereof. At the Closing, subject to the terms and in accordance with the provisions of this Agreement, including the condition that Buyer deliver to Seller the Purchase Price, Seller shall convey to the Buyer all of its right, title and interest in and to the Asset. Notwithstanding anything to the contrary contained herein, TIME SHALL BE OF THE ESSENCE with respect to Seller's obligations hereunder on the day that is fourteen days after the Closing Date.

            (b) The Closing shall be held on the Closing Date at 10:00 A.M. at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other location agreed upon by the parties hereto.

                                   ARTICLE III

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

            Section III.1 General Seller Representations and Warranties. Seller hereby represents, warrants and covenants to the Buyer as of the date hereof and as of the Closing Date, with respect to itself and, to the extent applicable, the Property owned and/or the Asset being sold by Seller, as follows:

            (a) Formation; Existence. It is a limited liability company, duly formed, validly existing, in good standing under the laws of the state of Delaware and is, or will at Closing be, qualified to do business in the State of Illinois, unless the absence of such qualification does not materially adversely affect the Seller's ownership or ability to convey the Asset or performance of its other obligations under this Agreement.

            (b) Power and Authority. It has all requisite power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and by general principles of equity (whether applied in a proceeding at law or in equity).

            (c) No Consents. Except (i) as set forth in Schedule D and (ii) for any consent, license, approval, order, permit, authorization, registration, filing or declaration (each, a "Filing"), the failure of which to obtain will not adversely affect (A) Seller's ability to consummate the transactions contemplated by this Agreement, (B) the Seller's ownership of the Asset or (C) in a material adverse manner, the operation or value of the Property to Buyer, no Filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Seller or any of the transactions required or contemplated hereby, other than (r) the recording of the Deed and the Assignment and Assumption of Ground Lease conveying Seller's interest in the Property and any Filing customarily made, or required to be made, in connection therewith, (s) the release or satisfaction of the Cigna Loan, or any other loan encumbering or relating to the Property and any additional Filings customarily made, or required to be made, in connection therewith, (t) a disclosure statement pursuant to Illinois Responsible Property Transfer Act, 765 ILSC 90/1, et.seq., (u) any water certificate and/or transfer or other tax filing to be filed in connection with the transfer of the Property and the Asset, and (v) any other Filing that is customarily made in the jurisdiction in which the Property is located, or pursuant to this Agreement, is required to be made in connection with the transfer of the Property or the Asset.

            (d) No Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the sale of the Asset will not (i) conflict with or result in any violation of the Seller's organizational documents, (ii) except as set forth on Schedule D, to Seller's knowledge, conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Seller is a party in its individual capacity, or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to Seller or its assets or properties except, in each case, for any conflict or violation which (A) will not adversely affect (1) Seller's ability to consummate the transactions contemplated by this Agreement, (2) the ownership of the Asset or Property (3) in a material adverse manner, the operation by Seller of the Property or value thereof or (B) arises under the documents evidencing or securing the Cigna Loan.

            (e) Foreign Person. The Seller is not a "foreign person" as defined in Internal Revenue Code Section 1445 and the regulations issued thereunder.

            Section III.2 Representations and Warranties of the Seller as to the Asset. Seller hereby represents, warrants and covenants to the Buyer as of the date hereof and as of the Closing Date, with respect to the Asset owned by Seller as follows:

            (a) Ownership of the Asset. (i) Seller is the owner of the Asset free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim or restriction except, the Permitted Exceptions and (ii) with respect to the Ground Lease, it is in full force and effect, Seller has not received any notice of default (which remains uncured) and knows of no event which with the giving of notice or the passing of time or both will constitute a default under the Ground Lease, and the Seller has not terminated or modified the Ground Lease, except as set forth on Schedule A-2. It has the right to sell the Asset pursuant to the terms of this Agreement. Upon transfer of the Asset by Seller to the Buyer and upon delivery by Buyer to Seller of the Purchase Price, the Buyer will receive the Asset free and clear of any encumbrances (other than (i) the Permitted Exceptions and (ii) any encumbrances arising from acts of the Buyer or its affiliates). It has not prior to the date hereof sold (or entered into an agreement to sell) the Asset (except for the possible granting of security interests, all of which will be terminated prior to the Closing).

            (b) Contracts. The Contracts affecting the Property are set forth on Schedule E attached hereto and to Seller's knowledge the same have not been modified or amended, except as shown in such documents. Seller has not received any written notice of default under any of the Contracts affecting the Property (which remains uncured).

            (c) Space Leases. With respect to the Space Leases listed on Schedule F, as modified by Schedule F-2 attached hereto, (A) such Space Leases constitute all the leases, licenses or other occupancy agreements relating to the Property, (B) such Space Leases have not been modified or terminated except as stated in Schedule F, (C) such Space Leases contain the entire agreement between the landlord and the tenants named therein,
      (D) except as set forth in Schedule F and F-2, fixed rent and additional rent are currently being collected under such Space Leases without offset, counterclaim or deduction and (E) Seller has not received any written notice of a default (which remains uncured) and has no knowledge of any event which with the giving of notice or the passage of time or both will constitute a default under any of the Space Leases. True copies of the Space Leases have been delivered to the Buyer. Except as set forth on Schedules F-1 and F-2 and F-3, all tenant improvements or other construction work which as of the date of this Agreement are required to be performed by the landlord under the Space Leases have been or will be prior to the relevant Closing Date fully completed or made and paid for.
      Schedule I sets forth a true and complete list of security deposits held by Seller under the Space Leases. Except for the Space Leases, or as otherwise set forth in this Agreement or in the Asset Files, to Seller's knowledge, no other Persons have legal agreements to occupy or possess any portion of the Property, excluding any subtenants, occupants or licensees pursuant to any of the Space Leases. Notwithstanding anything contained in this subsection 3.2(c), from and after the date of this Agreement until the applicable Closing Date, Buyer shall notify Seller if Buyer discovers an inconsistency between the representations and warranties contained in this subsection and any Space Leases which it deems relevant and Buyer's failure to notify Seller of such inconsistency prior to the applicable Closing shall constitute a waiver by Buyer of any right or claim Buyer may have against the Seller with respect to such inconsistency, including any claims under Article XII of this Agreement.

            (d) Brokerage Commissions. There are no brokerage commissions or finders' fees payable by Seller with respect to the current or any renewal term of any of the Space Leases affecting the Property other than those set forth on Schedule G attached hereto and the Seller has no agreement with any broker with respect to any renewal term of any Space Lease except as set forth in Schedule G.

            (e) Condemnation. There are no pending condemnation, eminent domain or similar proceedings affecting the Property, and no street widening, change of grade nor limitations on the use of the street abutting the Property, nor does Seller have knowledge that any of the foregoing is threatened or contemplated.

            (f) Litigation. Except as disclosed in Schedule H attached hereto, there are no actions, suits or proceedings pending against or, to Seller's knowledge, affecting the Asset, the Property or Seller in any court or before or by an arbitration tribunal or regulatory commission, department or agency which, if adversely determined, would adversely affect (1) Seller's ability to consummate the transactions contemplated by this Agreement, (2) the ownership of the Asset or (3) in a material adverse manner, the operation or value of the Property.

            (g) Environmental Violations. Seller has not received written notice of a violation of law with respect to Hazardous Materials on or about the Property (which has not been cured in accordance with all applicable federal, state and local laws, statutes, codes, ordinances, rules, regulation and guidelines).

            Section III.3 Covenants of the Sellers Prior to Closing. Until Closing, Seller, or its agents shall:

            (a) Insurance. Keep the Property insured against fire and other hazards covered by the insurance policies maintained by Seller on the date of this Agreement, and continue to maintain in effect such comprehensive general liability insurance policy maintained on the date hereof.

            (b) Operation. Operate and maintain the Property in a businesslike manner and substantially in accordance with Seller's past and present practices with respect to the Property.

            (c) New Contracts. Not enter into third party or other contracts relating to the Property, without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, except that no such consent shall be required if such contract (i) is necessary as a result of an emergency at the Property (and such contract is not binding post-closing), or (ii) is terminable without payment of a termination fee upon no more than 30 days prior written notice and provided that the amount payable under all such contracts for the 30 day period does not exceed, in the aggregate, $25,000, unless such contract is terminable at will. If Seller enters into any third party contracts after the date of this Agreement, then Seller shall promptly provide written notice and a copy thereof to the Buyer and unless such contract required the Buyer's approval pursuant to this paragraph and such approval was not obtained and subject to Buyer's right to terminate such contracts in a timely manner as described below, the Buyer shall assume such contract at Closing, such contract shall be deemed added to Schedule E attached hereto and Schedule E shall be deemed amended at the Closing to include such contracts. If a new contract requires the Buyer's approval and the Buyer does not object within ten Business Days after receipt of a copy of such contract, then the Buyer shall be deemed to have approved such contract. Notwithstanding the foregoing, and except in connection with the Union Contracts, the Seller's shall terminate on or before the Closing Date, any Contracts listed on Schedule E-1 hereto and Seller shall be responsible for any termination fees and penalties due in connection with such terminations.

            (d) New Space Leases. (i) Continue the rental program in accordance with the terms of Section 15 of the Option Agreement, except that the provisions of Section 15 that permit Seller to enter into New Leases and Lease Modifications that neither conform to the Leasing Guidelines, nor have been consented to by Buyer shall not apply during the time that this Purchase Agreement is in effect.

                  (ii) If the Property Owner enters into any Space Leases after the date of this Agreement in accordance with the provisions of clause (i) above, the Buyer shall assume such Space Lease at Closing, such Space Lease shall be deemed added to Schedule F attached hereto and Schedule F shall be deemed amended at the Closing to include such Space Lease.

            (e) Litigation. Advise the Buyer promptly of any litigation, arbitration proceeding or administrative hearing, or upon receipt of any written notice of an intention to institute same (including condemnation and eminent domain), before any court or governmental agency which affects the Asset in any respect, which is instituted after the date of this Agreement and which, if adversely determined, would adversely affect (1) the Sellers' ability to consummate the transactions contemplated by this Agreement, (2) the ownership of the Asset, or (3) in a materially adverse manner, the operation or value of the Asset.

            (f) Sale of Tangible Personal Property. Not transfer or dispose of, or permit to be sold, transferred or otherwise disposed of, any item or group of items constituting Tangible Personal Property associated with the Property, except for the use and consumption of inventory, office and other supplies and spare parts, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in the ordinary course of business.

            (g) Performance Under Space Leases. Perform or cause any of its agents to perform, all material obligations of landlord or lessor under the Space Leases for the Property.

            (h) Ground Lease Estoppel Certificates.IBM Ground Lease Estoppel Certificate") substantially in the form attached as Exhibit I-1 or otherwise certifying to such matters which are required to be certified to by the Garage Lessor pursuant to the Ground Lease from the Garage Lessor or its agent. TIME SHALL BE OF THE ESSENCE with respect to Seller's obligations hereunder on the day that is fourteen days after the Closing Date.

            (i) Space Lease Estoppel Certificates. (A) On or prior to the day before the Closing Date, Seller shall obtain from the following tenants under Space Leases estoppel certificates (a) substantially in the form attached hereto as Exhibit I-2 or (b) otherwise certifying only as to those matters which are required to be certified to by such tenants pursuant to the provisions of such tenants' Space Leases(each a "Tenant Estoppel Certificate"): (A) International Business Machines Corporation,
      (B) Arthur Andersen (C) Burke, Warren and McKay, (D) Keroff & Rosenberg and (E) Lovell, White & Durrant. Notwithstanding the foregoing, Seller may satisfy the conditions of this subsection 3.3(i)(A) with respect to the tenants referenced in (B), (C), (D) and (E) (the "Replaced Tenants") by obtaining Tenant Estoppel Certificates from other tenants under Space Leases in the Property which are not specifically named in this subsection 3.3(i)(A) or in subsection 3.3(i)(B)(the "Replacement Tenants") provided the aggregate rentable square feet covered by the Replacement Tenants' leases either equals or exceeds the number of rentable square feet leased by the Replaced Tenants. Except with respect to any and all tenants pursuant to the Jenner & Block Lease ("Jenner") and State Street Bank and Trust Company Lease ("State Street"), Seller shall make a good faith effort to obtain from tenants under other Space Leases not referenced herein Tenant Estoppel Certificates, but the delivery of such Tenant Estoppel Certificates shall not be deemed a condition to Closing. TIME SHALL BE OF THE ESSENCE with respect to Seller's obligation to deliver the Tenant Estoppel Certificates to Buyer in accordance with the provisions of this Section 3.3(i)(A), such obligation to become TIME OF THE ESSENCE on the day that is fourteen days after the Closing Date.

                  (B) (1) Buyer hereby acknowledges and agrees that, notwithstanding anything else contained in this Agreement or otherwise, Seller is not required to deliver to Buyer tenant estoppel certificates from Jenner or State Street (or its agent). Seller, however, (a) shall deliver to Buyer on the Closing Date tenant estoppel certificates executed by Seller in the form of Exhibit I-4 with respect to the Jenner and State Street Space Leases,(each a "Seller Estoppel Certificate") and (b) shall provide evidence reasonably satisfactory to Buyer that $5,000,000 of the Purchase Price will be retained by Seller for a six (6) month period after the Closing as security against any damages and Losses suffered by Buyer due to the untruthfulness of any statement made by Seller in Seller's Estoppel Certificate only. For purposes of the preceding sentence, a guaranty in the form of Exhibit H to Buyer from the members of Seller that $5,000,000 of the Purchase Price is being retained by Seller shall be deemed reasonably sufficient evidence that such moneys are being retained by Seller. In the event Seller is aware of any facts which, unless revealed in the Seller Estoppel Certificate, would render untrue any of the statements made by Seller in the Seller Estoppel Certificate, Seller shall have the right to disclose such facts in the Seller Estoppel Certificate; provided, however that if Seller discloses any such facts in a Seller Estoppel Certificate, Buyer shall then have the right, on or before the earlier to occur of (x) three Business Days after delivery of the relevant Seller Estoppel Certificate or (y) the Closing Date, to terminate the Purchase Agreement, at which time the Earnest Money shall be returned to Buyer and neither Seller nor Buyer shall have any further obligations hereunder.

            (2) Notwithstanding the foregoing, if Seller obtains an estoppel certificate from either Jenner and/or State Street (or its agent), respectively, whether before or after the Closing Date, in the relevant form attached as Exhibit I-3 or otherwise certifying as to any matter contained in the relevant Seller Estoppel Certificate (and provided, with respect to (2) and (3) of this subsection, that the relevant party delivering the estoppel certificate does not disclose facts in the estoppel certificate that would render untrue any of the statements of either the relevant form of estoppel certificate attached as Exhibit I-3 or the Seller Estoppel Certificate), then (1) Seller's liability with respect to the matter so certified to and confirmed by Jenner and/or State Street (or its agent), respectively, shall be eliminated, and (2) if said estoppel certificate is provided to Buyer in the form required herein on or before the Closing Date, Seller shall not be required to certify to such matters in its Seller Estoppel Certificate and (3) if and when Jenner and/or State Street (or its agent) delivers an estoppel certificate or series of estoppel certificates from either Jenner and/or State Street (or its agent), as applicable, certifying as to all matters certified to by Seller in the Seller Estoppel Certificate(s)in accordance with the provisions hereof, then (provided, with respect to (2) and (3) of this subsection, that the relevant party delivering the estoppel certificate does not disclose facts in the estoppel certificate that would render untrue any of the statements of the relevant form of estoppel certificate attached as Exhibit I-3 or the Seller Estoppel Certificate) Seller's liability as to all such matters shall be eliminated and the Seller Estoppel Certificate(s) and the requirement that Seller retain $5,000,000 of the Purchase Price (as more particularly described above) shall be terminated. For the avoidance of doubt Buyer hereby acknowledges and agrees that an estoppel certificate delivered by either State Street or its agent in the form of Exhibit I-3 shall be deemed a complying estoppel certificate in accordance with the provisions of this subsection 3.3(i)(B). Notwithstanding anything to the contrary contained in this Agreement, in the event either Jenner or

      State Street (or its agent) delivers a tenant estoppel certificate which discloses the existence of litigation between Seller and Jenner or Seller and State Street, as applicable, the disclosure of such litigation shall be deemed to comply with the statements required to be made by Jenner or State Street (or its agent), as applicable, in the form of estoppel set forth on Exhibit I-3, provided, however, such litigation does not materially adversely affect the value of the Property.

            (3) TIME SHALL BE OF THE ESSENCE with respect to Seller's obligations under this Section 3.3(i)(B) on the day that is fourteen days after the Closing Date.

            (j) Security Deposits. Except with respect to the ongoing use and application of Security Deposits as disclosed on Schedule I, Seller shall notify Buyer upon the use or application by Seller of any security deposit being held by such Seller in connection with a Space Lease.

            (k) Updating Information. Sellers shall make a good faith effort to deliver to Buyer any information of which Sellers became aware concerning material events subsequent to the date of this Agreement which is necessary to supplement the information contained in or made a part of the representations and warranties contained herein.

            (l) Review of Books and Records. The Seller shall cooperate in good faith with Buyer and Buyer's accountants in connection with Buyer's accountants review of Seller's books, records and financial statements and information. To enable accountants to better meet reporting obligations required by Rule 3-14 of the federal securities laws and in such connection Seller shall provide to Buyer's auditors a certification in the form of Exhibit K hereto stating that the statement of revenues and certain expenses which Seller furnishes to such auditors, with respect to Seller's property, fairly represents such information as was contained on the statements, except as noted, and further, Seller shall provide access to Seller's books and records as is necessary for Buyer's auditors to do a Rule 3-14 review. Notwithstanding anything to the contrary contained herein, except for the above-referenced certification, Seller shall not be obligated to make any other statement or certification to Buyer's auditors or otherwise in connection with this Section 3.3(l).

            (m) Property Management Employees. Seller shall permit Buyer, upon notice to Seller, to interview employees that Buyer intends to retain after the Closing.

                                   ARTICLE IV

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER

            Section IV.1 Representations, Warranties and Covenants of the Buyer. The Buyer hereby represents, warrants and covenants to Seller as of the date hereof and as of the Closing Date as follows:

            (a) Formation; Existence. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) Power; Authority. The Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Asset and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and by general principles of equity (whether applied in a proceeding at law or in equity).

            (c) No Consents. Other than the filing of this Agreement with the Securities and Exchange Commission, no consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or any of the transactions required or contemplated hereby.

            (d) No Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Asset, will not (a) conflict with or result in any violation of its organizational documents, (b) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party in its individual capacity, or (c) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to it or its assets or properties.

            (e) Examination; No Contingencies. In entering into this Agreement, the Buyer has not been induced by and has not relied upon any written or oral representations, warranties or statements, whether express or implied, made by BREA, Seller, any partner of BREA or Seller, or any agent, employee, or other representative of any of the foregoing or by any broker or any other person representing or purporting to represent BREA and/or Seller with respect to the Asset, the Condition of the Asset or any other matter affecting or relating to the transactions contemplated hereby, other than those expressly set forth in this Agreement. The Buyer's obligations under this Agreement shall not be subject to any contingencies, diligence or conditions except as expressly set forth in this Agreement. The Buyer acknowledges and agrees that, except as expressly set forth herein, Seller makes no representations or warranties whatsoever, whether express or implied or arising by operation of law, with respect to the Asset or the Condition of the Asset. The Buyer agrees that the Asset will be sold and conveyed to (and accepted by) the Buyer at the Closing in the then existing condition of the Asset, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, other than representations and warranties of the Seller expressly set forth in this Agreement or in any closing documents delivered at Closing. Without limiting the generality of the foregoing, except for the representations and warranties of the Seller contained in this Agreement, the transactions contemplated by this Agreement are without statutory, express or implied warranty, representation, agreement, statement or expression of opinion of or with respect to (A) the Condition of the Asset or any aspect thereof, including, without limitation, any and all statutory, express or implied representations or warranties related to the suitability for habitation, merchantability, or fitness for a particular purpose, (B) the nature or quality of construction, structural design or engineering of the improvements included in the Property, (C) the quality of labor or materials included in the improvements included in the Property, (D) the soil conditions, drainage, topographical features, flora, fauna, or other conditions of or which affect the Property, (E) any conditions at or which affect the Property with respect to a particular use, purpose, development, potential or otherwise, (F) areas, size, shape, configuration, location, access, capacity, quantity, quality, cash flow, expenses, value, condition, make, model, composition, accuracy, completeness, applicability, assignability, enforceability, exclusivity, usefulness, authenticity or amount, (G) any statutory, express or implied representations or warranties created by any affirmation of fact or promise, by any description of the Asset, the Property or by operation of law, (H) any environmental, botanical, zoological, hydrological, geological, meteorological, structural, or other condition or hazard or the absence thereof heretofore, now or hereafter affecting in any manner the Property and (I) all other statutory, express or implied representations or warranties by the Seller whatsoever. The Buyer acknowledges that the Buyer has knowledge and expertise in financial and business matters that enable the Buyer to evaluate the merits and risks of the transactions contemplated by this Agreement.

            (f) For purposes of this Agreement the term "Condition of the Asset" means the following matters:

                  (A) Physical Condition of the Property. The quality, nature and adequacy of the physical condition of the Property, including, without limitation, the quality of the design, labor and materials used to construct the improvements included in the Property; the condition of structural elements, foundations, roofs, glass, mechanical, plumbing, electrical, HVAC, sewage, and utility components and systems; the capacity or availability of sewer, water, or other utilities; the geology, flora, fauna, soils, subsurface conditions, groundwater, landscaping, and irrigation of or with respect to the Property, the location of the Property in or near any special taxing district, flood hazard zone, wetlands area, protected habitat, geological fault or subsidence zone, hazardous waste disposal or clean-up site, or other special area, the existence, location, or condition of ingress, egress, access, and parking; the condition of the personal property and any fixtures; and the presence of any asbestos or other Hazardous Materials, dangerous, or toxic substance, material or waste in, on, under or about the Property and the improvements located thereon. "Hazardous Materials" means (A) those substances included within the definitions of any one or more of the terms "hazardous substances," "toxic pollutants", "hazardous materials", "toxic substances", and "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. (as amended), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act of 1976 as amended, 42 U.S.C. Section 6901 et seq., Section 311 of the Clean Water Act and any similar state laws or any regulations issued under any such laws and (B) petroleum, radon gas, lead based paint, asbestos or asbestos containing material and polychlorinated biphenyls.

                  (B) Adequacy of the Asset. The economic feasibility, cash flow and expenses of the Asset, and habitability, merchantability, fitness, suitability and adequacy of the Property for any particular use or purpose.

                  (C) Legal Compliance of the Asset. The compliance or
            non-compliance of the relevant Seller or the operation of the Property or any part thereof in accordance with, and the contents of, (i) all codes, laws, ordinances, regulations, agreements, licenses, permits, approvals and applications of or with any governmental authorities asserting jurisdiction over the Property, including, without limitation, those relating to zoning, building, public works, parking, fire and police access, handicap access, life safety, subdivision and subdivision sales, and Hazardous Materials, dangerous, and toxic substances, materials, conditions or waste, including, without limitation, the presence of Hazardous Materials in, on, under or about the Property that would cause state or federal agencies to order a clean up of the Property under any applicable legal requirements and (ii) all agreements, covenants, conditions, restrictions (public or private), condominium plans, development agreements, site plans, building permits, building rules, and other instruments and documents governing or affecting the use, management, and operation of the Property.

                  (D) Matters Disclosed in the Scheduled Documents and Asset
            File. Those matters referred to in this Agreement and the documents listed on the Schedules attached hereto and the matters disclosed in the Asset File.

                  (E) Insurance. The availability, cost, terms and coverage of liability, hazard, comprehensive and any other insurance of or with respect to the Property.

                  (F) Condition of Title. The condition of title to the
            Property, including, without limitation, vesting, legal description, matters affecting title, title defects, liens, encumbrances, boundaries, encroachments, mineral rights, options, easements, and access; violations of restrictive covenants, zoning ordinances, setback lines, or development agreements; the availability, cost, and coverage of title insurance; leases, rental agreements, occupancy agreements, rights of parties in possession of, using, or occupying the Property; and standby fees, taxes, bonds and assessments.

            (g) Buyer's Affiliate/Assignee. In the event that Buyer, in accordance with the terms of, and as permitted by, Section 15.7 hereof, shall designate an "Affiliate" or an assignee or designee to which the Assets will be transferred at Closing, the representations and warranties and all covenants and obligations set forth in this Agreement, including, without limitation, the provisions of this Section 4.1, shall apply with respect to Buyer's Affiliate or assignee or designee as if Buyer's Affiliate or assignee or designee was named as Buyer hereunder, and all representations and warranties shall be true, complete and accurate as of the Closing Date. Notwithstanding the foregoing, nothing contained herein shall be construed as relieving Buyer of any of its obligations or liabilities under this Agreement.

            (h) Like Kind Exchange. In the event that Seller elects to utilize a like-kind exchange (within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended), Buyer shall reasonably cooperate with Seller in connection with Seller's election and shall execute any and all documents reasonably requested by Seller in connection therewith. Notwithstanding anything to the contrary contained herein, including the representations and covenants regarding this Agreement or similar understandings on the part of Buyer, the Seller may enter into intermediate contracts or other agreements to sell the Property to the third party that enters into such contract or agreement with such Seller and Buyer shall proceed to purchase the Property from such third party on the same terms and conditions as set forth in this Agreement, provided, however, that Buyer shall not incur any cost or liability if Seller elects to utilize a like-kind exchange as provided for herein.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

            Section V.1 Conditions Precedent To Seller's Obligations. The obligation of Seller to consummate the transfer of the Asset to the Buyer on the Closing Date is subject to the satisfaction (or waiver) by the Seller as of the Closing of the following conditions:

            (a) Each of the representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

            (b) The Buyer shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by the Buyer on or before the Closing.

            (c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Asset or the consummation of any other transaction contemplated hereby.

            (d) The Seller shall have received all of the documents required to be delivered by the Buyer under Article VI.

            (e) The Seller shall have received the Purchase Price in accordance with subsection 2.2(b) and all other amounts due to the Seller hereunder.

            (f) The Buyer shall have closed on the acquisition of the Interests (as defined in the City Center Purchase Agreement).

            Section V.2 Conditions to the Buyer's Obligations. (a) The obligation of the Buyer to purchase and pay for the Asset is subject to the satisfaction (or waiver) by the Buyer as of Closing of the following conditions:

            (1) Each of the representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects when made and on and as of such Closing Date as though such representations and warranties were made on and as of the Closing Date.

            (2) The Seller shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Seller on or before the Closing.

            (3) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Asset or the consummation of any other transaction scheduled to occur at such Closing.

            (4) Title to the Property shall be delivered to the Buyer in the manner required under Section 9.1 hereof, as evidenced by a Complying Title Policy;

            (5) The Buyer shall have received all of the documents required to be delivered by the Seller under Article VI.

            (6) The Property shall be in the same condition as at the date hereof subject to reasonable wear and tear and the provisions of Section 10.2.

            (7) The Buyer shall have received the IBM Ground Lease Estoppel Certificate and Tenant Estoppel Certificates (and, if applicable, the Seller Estoppel Certificates) required under Sections 3.3(h) and(i) above.

                                   ARTICLE VI

                               CLOSING DELIVERIES

      (a) At the Closing, the Buyer shall deliver, with respect to the following documents:

      (i) with respect to the Property:

            (A) in connection with the Seller's leasehold interests in the Property, an Assignment and Assumption of Ground Lease substantially in the form of Exhibit A-1 (with any necessary modifications in order to conform with local laws for recording in the land records in Cook County, Illinois), duly executed by Seller;

            (B) an assignment and assumption of landlord's interest in the Space Leases (an "Assignment of Leases") duly executed by the Buyer in substantially the form of Exhibit A hereto;

            (C) an assignment and assumption of Contracts (an "Assignment of Contracts") duly executed by the Buyer in substantially the form of Exhibit B hereto; and

            (D) a lease duly executed by Buyer, as landlord, substantially in the form of Exhibit D hereto (the "Blackstone Lease").

      (ii) with respect to the transactions contemplated hereunder:

            (A) such other assignments, instruments of transfer, and other documents as the Seller may reasonably require in order to complete the transactions contemplated hereunder or to evidence compliance by the Buyer with the covenants, agreements, representations and warranties made by it hereunder, in each case, duly executed by the Buyer;

            (B) a duly executed and sworn Secretary's Certificate from the Buyer (or the managing general partner or the administrative member of the Buyer, where appropriate) certifying that the Buyer has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;

            (C) an executed and acknowledged Incumbency Certificate from the Buyer (or the managing general partner or administrative member of the Buyer, where appropriate) certifying the authority of the officers of the Buyer (or the general partner of the Buyer, where appropriate) to execute this Agreement and the other documents delivered by the Buyer to the Seller at the Closing;

            (D) such other proof as Seller may reasonably request from time to time to evidence the authority of the Buyer and its officers and directors to execute all documents being delivered hereunder and consummate the transactions contemplated hereby;

            (E) all consents, approvals or waivers listed on Schedule J on terms satisfactory to the Sellers;

            (F) all transfer tax returns which are required by law and the regulations issued pursuant thereto in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared, determined and apportioned by Seller;

            (G) a closing statement prepared by Seller in accordance with the terms hereof (such delivery may be waived by Seller as to the condition precedent benefitting it).

      (b) At the Closing the Seller shall deliver the following documents:

      (i) with respect to the Property:

            (A) in connection with the Seller's fee interests in the Property, a special warranty deed ("Deed") in substantially the form of Exhibit E (with any necessary modifications in order to conform with the local laws for recording in the land records of Cook County, Illinois), duly executed by the Seller, without recourse, which deed, upon proper recording by the Buyer, shall be sufficient to transfer and convey to the Buyer whatever rights in the Property the Seller has acquired subject only to the Permitted Exceptions;

            (B) with respect to the Seller's leasehold interests in the Property, an Assignment and Assumption of Ground Lease in substantially the form of Exhibit A-1 (with any necessary modifications in order to conform with the local laws for recording in the land records of Cook County, Illinois), duly executed by Seller;

            (C) an Assignment of Space Leases (in the form of Exhibit A) duly executed by the Seller, together with certified copies, and if available, originals of the Space Leases referred to in such assignment;

            (D) a bill of sale (a "Bill of Sale") duly executed by the Seller in substantially the form of Exhibit F hereto, relating to the Tangible Personal Property owned by the relevant Seller which are currently located upon or attached to the Property;

            (E) an Assignment of Contracts in the form of Exhibit B duly executed by the Seller;

            (F) the Blackstone Lease in the form of Exhibit D, duly executed by Seller or an affiliate of Seller, as tenant.

            (G) notice letters ("Tenant Notices") duly executed by the Seller, in the form of Exhibit C attached hereto. Such notice letters shall be retained by the Seller and delivered by the Seller to each tenant and other such entity, with a copy thereof to Buyer, immediately following Closing.

            (H) a disclosure document from Seller in the form required under the Illinois Responsible Property Transfer Act, 765 ILSC 90/1, et.seq. or an affidavit to the effect that to the best of Seller's knowledge, no such IRPTA disclosure document is required under such act;

            (I) a water certificate as required by the applicable governmental authority;

            (J) all keys and keycards to the Property which are in the Seller's possession;

            (K) an affidavit that the Seller is not a "foreign person" within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, in substantially the form of Exhibit G hereto;

            (L) copies, or to the extent available originals, of all Ground Leases, Space Leases, Contracts, Licenses and Asset Files (at Seller's option such items will be made available at the Property);

            (M) evidence that each terminated Contract has been terminated or that all actions necessary to terminate such Contract have been taken; and

            (N) a closing statement prepared by Seller in accordance with the terms hereof (such delivery may be waived by Buyer, as to the condition precedent benefitting it);

            (O) Evidence of termination of Property Management Agreement and a release of lien executed by the property manager of the Property.

            (P) Evidence that all steps have been taken by Seller with respect to the termination of the employees of the Property, other than (i) those being assumed by Buyer hereunder, (ii) employees under Union Contracts whose Contracts will not be terminated.

      (iii) with respect to the transactions contemplated hereunder:

            (A) such other assignments, instruments of transfer, and other documents as the Buyer may reasonably require in order to complete the transactions contemplated hereunder or to evidence compliance by the Seller with the covenants, agreements, representations and warranties made by it hereunder;

            (B) a duly executed and sworn Secretary's Certificate from the Seller (or the managing general partner of the Seller or the administrative member, where appropriate) certifying that the Seller has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;

            (C) an executed and acknowledged Incumbency Certificate from the Seller (or the managing general partner of the Seller or the administrative member, where appropriate) certifying the authority of the officers of the Seller (or the general partner of the Seller, where appropriate) to execute this Agreement and the other documents delivered by the Seller to the Buyer at the Closing; and

            (D) all transfer tax returns which are required by law and the regulations issued pursuant thereto in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared, and duly executed by the Seller in accordance with the First Installment and the Second Installment (as defined herein).

      (iii) In the event any Asset-Related Property is not assignable (such as a letter of credit that is not transferable), the Seller shall use commercially reasonable efforts to provide the Buyer, at no cost to the Seller, with the economic benefits of such property by enforcing its rights with respect to such property (solely at the Buyer's direction) for the benefit and at the expense of the Buyer. Seller's obligations under this subsection 6.2(iii) only shall survive after Closing and shall be subject to the provisions of section 12.3 hereof, but not section 12.4.

      (iv) TIME SHALL BE OF THE ESSENCE with respect to Seller's obligations hereunder on the day that is fourteen days after the Closing Date.

                                   ARTICLE VII

                              INTENTIONALLY DELETED

                                  ARTICLE VIII

                                   INSPECTIONS

            Prior to the Closing Date, the Buyer and its agents shall have the right to inspect the Property (including conducting environmental and engineering inspections) at reasonable times agreed upon by Seller and Buyer, upon reasonable notice (at least twenty-four (24) hours in advance), provided, however, (a) the Buyer shall permit a representative of Seller to accompany the Buyer and/or its agents during any such inspection if the Seller shall make such a representative available and (b) such inspection or interview shall not unreasonably impede the normal day-to-day business operations of the Property;
(c) Buyer shall not conduct any testing or inspections with respect to property or premises of tenants, subtenants, licensees or other occupants of the Property to the extent not permitted by a Space Lease and without the reasonable prior consent of the Seller; (d) Buyer shall not contact, or have discussions, either directly or indirectly, with any tenants, subtenants, licensees or other users or occupants of the Property, without the prior written consent of the Seller, which consent shall not be unreasonably withheld; and (e) Buyer shall obtain from the Seller, its prior written consent, which consent will not be unreasonably withheld, before conducting any invasive testing at the Property which testing shall be subject to conditions imposed by such Seller in its reasonable discretion. The Buyer's right of inspection of the Property shall be subject to the rights of tenants, subtenants, licensees or other occupants of the Property. Prior to entering the Property, Buyer shall deliver to Seller certificates satisfactory to Seller evidencing that Buyer maintains general liability insurance policies acceptable to Seller in its reasonable discretion, naming Seller as additional insured and loss payee thereunder. The Buyer hereby indemnifies and agrees to defend and hold the Seller harmless from all loss, cost (including, without limitation, reasonable attorneys' fees), claim or damage arising in connection with or from any such inspection by the Buyer or its agents and any breach of this Article VIII by Buyer. In the event Buyer fails to purchase the Property as provided for in this Agreement, upon Seller's request, Buyer shall return to Seller copies of all reports and documents delivered to Buyer in connection with the transaction or any inspections of the Property. The provisions of this Article shall survive the Closing or any earlier termination of this Agreement.

                                   ARTICLE IX

                         TITLE AND PERMITTED EXCEPTIONS

            Section IX.1 Permitted Exceptions The Asset shall be sold and is to be conveyed, and the Buyer agrees to purchase the Asset, subject to the Permitted Exceptions.

            Section IX.2 Title Report, (a) With respect to the Property, the Buyer has received and/or reviewed a copy of the Existing Title Commitment and the Existing Survey. If not previously ordered, promptly after the date of this Agreement the Buyer shall order, if desired, a survey redate and an updated title commitment with respect to the Property and Seller shall order updated UCC, federal and state tax lien, judgment and pending litigation searches with respect to the Seller and, in addition, the Buyer shall (a) instruct Title Associates and the surveyor delivering such updated items to furnish copies of all updated commitments and surveys to Seller's counsel at the address set forth in Section 15.9 hereof and (b) within three Business Days after the later of (i) receipt of any such updated documents and (ii) receipt of the updated survey, give notice to Seller specifying all title exceptions set forth in such updated documents which the Buyer claims are not Permitted Exceptions. Subject to Section 9.6, Buyer's right to give notice of objection as set forth above for any such title exception, for all purposes under this Agreement, shall be limited to the title exceptions which materially interfere with the continued use of the Property or materially adversely affect the value of the Property (the "Material Objections"); and any title exceptions contained in the updated documents which are not Material Objections shall be deemed Permitted Exceptions.

            (b) Seller shall order and deliver, or cause to be delivered, to Buyer updated UCC, federal and state judgment and lien, pending litigation and bankruptcy searches for Seller.

            Section IX.3 Use of Purchase Price to Discharge Title Exceptions. Subject to the provisions of Section 9.6, if, at the Closing, there are any title exceptions applicable to the Property which are not Permitted Exceptions and which Seller is obligated by this Agreement or elects to pay and discharge, Seller may use any portion of the Purchase Price to satisfy the same, provided that Seller shall have delivered to the Buyer at the Closing instruments in recordable form sufficient to satisfy such title exceptions of record, together with the cost of any applicable recording or filing fees. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements. Any unpaid liens for taxes, water charges and assessments applicable to the period prior to the Closing Date shall not be objections to title, but the amount thereof plus any interest and penalties thereon shall be deducted from the balance of the Purchase Price, subject to the provisions for apportionment of taxes, water charges and assessments contained in Article XI of this Agreement.

            Section IX.4 Inability to Convey. Except as expressly set forth in
Section 9.6, nothing contained in this Agreement shall be deemed to require Seller to take or bring any legal action or proceeding or any other steps to remove any title exception or to expend any moneys therefor, nor shall the Buyer have any right of action against Seller, at law or in equity, for Seller's, inability to convey title, subject only to the Permitted Exceptions.

            Section IX.5 Rights in Respect of Inability to Convey. In the event that Seller shall be unable to convey the Asset as a result of the existence of a title exception Seller is not required to remove pursuant to this Agreement, subject only to the Permitted Exceptions and the Buyer shall not, on or before the Closing Date (as it may have been adjourned in accordance with this Agreement), give notice to the Seller that the Buyer is willing to waive objection to each title exception which is not a Permitted Exception and close this transaction without abatement of the Purchase Price, credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise, Seller shall have the right, at Seller's sole election, to either (l) take such action as Seller shall deem advisable to discharge each such title exception which is not a Permitted Exception or (2) terminate this Agreement. In the event Seller shall elect to take action to discharge each such title exception which is not a Permitted Exception, the Seller shall be entitled to one or more adjournments of the Closing Date for a period not to exceed 45 days in the aggregate (inclusive of any adjournments made by the Seller pursuant to Section 9.6 below) and the Closing shall be adjourned to a date mutually agreed upon by Seller and Buyer not beyond such 45 day period. If, for any reason whatsoever, Seller shall not have succeeded in discharging each such title exception at the expiration of such adjournment(s) and if Buyer shall not, prior to the expiration of the last of such adjournments, give notice to Seller that Buyer is willing to waive objection to each such title exception and to close this transaction without abatement of the Purchase Price, credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise, then this Agreement shall be deemed to be terminated as of the last date to which the Closing Date was adjourned by the Seller pursuant to this Article IX. Upon any termination of this Agreement pursuant to this Section, the Earnest Money shall be returned to Buyer and neither party shall have any further rights or obligations with respect to the Property, except those obligations which expressly survive the termination of this Agreement. No action taken by Seller to discharge, or attempt to discharge any purported title exception shall be an admission that any such purported title exception is not a Permitted Exception. The provisions of this Section 9.5 shall be subject to Seller's and Buyer's rights and obligations with respect to Voluntary/De Minimis Title Exceptions set forth in
Section 9.6. It is understood and agreed that a discharge of a title exception shall include the elimination of the title exception itself, the omission of the exception from the Complying Title Policy or affirmative insurance against any loss due to the existence of such exception provided such form of affirmative insurance is reasonably approved by Buyer.

            Section IX.6 Voluntary/De Minimis Title Exceptions. If, from time to time prior to the Closing, the Buyer shall become aware of any Voluntary/De Minimis Title Exceptions, then the Buyer shall promptly notify Seller thereof, which notice shall describe in reasonable detail the Voluntary/De Minimis Title Exceptions(s). Seller shall discharge, or subject to Buyer's approval, provide title endorsements over, all Voluntary/De Minimis Title Exceptions on or prior to Closing. Seller shall be entitled to one or more adjournments of the Closing Date not to exceed 45 days in the aggregate (inclusive of any adjournments made by Seller pursuant to Section 9.5 hereof) to discharge Voluntary/De Minimis Title Exceptions.

            Section IX.7 The Buyer's Right to Accept Title. Notwithstanding the foregoing provisions of this Article IX, Buyer may, by notice given to Seller at any time on or prior to the Closing Date (as it may have been adjourned by the relevant Seller pursuant to this Article IX) or within five (5) days after receipt from Seller of a notice to terminate this Agreement, elect to accept such title as Seller can convey, notwithstanding the existence of any title exceptions which are not Permitted Exceptions. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing but, except to the extent set forth in Section 9.6, Buyer shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise by reason of the existence of any title exceptions which are not Permitted Exceptions.

            Section IX.8 Cooperation. Buyer and Seller shall cooperate with Title Associates in connection with obtaining title insurance or an update of title insurance insuring title to the Property subject only to the Permitted Exceptions and otherwise in the form and of the substance of a Complying Title Policy. In furtherance and not in limitation of the foregoing, at or prior to the Closing, Buyer and Seller shall deliver to Title Associates such affidavits, certificates and other instruments as are reasonably requested by such title company and customarily furnished in connection with the issuance of owner's policies of title insurance, including, without limitation, (i) evidence sufficient to establish (x) the legal existence of Buyer and Seller and (y) the authority of the respective signatories of Seller and Buyer to bind Seller and Buyer, as the case may be, (ii) a certificate of good standing of Seller, (iii) necessary affidavits required by Title Associates Inc. to issue a Non-Imputation Endorsement and (iv) an ALTA Statement and Personal (GAP) undertakings.

                                    ARTICLE X

                         TRANSACTION COSTS; RISK OF LOSS

            Section X.1 Transaction Costs.Transfer Taxes"), shall be paid for entirely by Seller. In addition to the foregoing and their respective apportionment obligations hereunder, (a) Sellers and Buyer shall each be responsible for the payment of the costs of their respective legal counsel, advisors and other professionals employed thereby in connection with the sale of the Assets, (b) Seller shall be responsible (i) for the title insurance policy premiums in respect of any fee and leasehold title insurance, including extended coverage obtained by the Buyer only, excluding the cost of any endorsements which the Buyer elects to obtain and (ii) the cost and expense of obtaining UCC searches, federal and state tax lien, judgment, pending litigation and bankruptcy searches for Seller and (iii) any Repayment Costs and (c) Buyer shall be responsible for all costs and expenses associated with (i) Buyer's due diligence, (ii) title reports or abstracts with respect to the Property, all title endorsements which Buyer elects to obtain and all survey and search costs and updates related to title insurance, in each case commissioned by the Buyer,
(iii) the policy premiums in respect of any mortgage title insurance obtained by Buyer (if any), (iv) payment, at the Closing, of the recording charges and fees and recordation taxes for the documents necessary to transfer the Asset, (v) all costs and expenses of obtaining any financing the Buyer may elect to obtain (including any fees, financing costs, transfer taxes resulting from the placement of the lien of a mortgage by Buyer upon the Property, mortgage and recordation taxes and intangible taxes in connection therewith) and (vi) all other costs which are the responsibility under applicable law for the Buyer to pay (including, without limitation, all sales and use taxes due as a result of the sale of the Asset). With respect to the Property, Buyer and Seller shall indemnify the other and their respective successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys' fees) which such other party may sustain or incur as a result of the failure of the indemnifying party to timely pay any of the aforementioned taxes, fees or other charges for which it has assumed responsibility under this Section.

            Section X.2 Risk of Loss.a) If, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by fire or other casualty or (ii) taken or threatened to be taken as a result of any condemnation or eminent domain proceeding, Seller shall promptly notify the Buyer.

            (b As soon as practicable after the occurrence of such casualty or an actual condemnation, as opposed to a threatened condemnation , Seller shall notify Buyer of (i) the estimated cost of restoration of the Property with respect to any casualty as determined by written estimate of an independent construction contractor chosen by Seller with Buyer's approval not to be unreasonably withheld or (ii) the estimated loss in value of the Property as a result of such condemnation as determined by written estimate of an independent appraisal firm chosen by Seller with Buyer's approval not to be unreasonably withheld. If the estimated cost of restoration arising out of a casualty or estimated loss in value arising out of a condemnation, shall be $5,000,000 or less, then notwithstanding any provision in this Agreement to the contrary, Seller will credit against the Purchase Price payable by the Buyer an amount equal to the net proceeds, if any, received by Seller from such casualty or condemnation less any amounts spent by Seller prior to Closing with respect to a restoration of the

      Property. If as of the Closing Date, Seller has not received any such insurance or condemnation proceeds then the parties shall nevertheless consummate on the Closing Date the conveyance of the Asset (without any deduction for such insurance or condemnation proceeds) and Seller will at Closing assign to the Buyer all rights of Seller, if any, to the insurance or condemnation proceeds and to all other rights or claims arising out of or in connection with such casualty or condemnation. If the estimated cost of restoration arising from a casualty or the loss in value of the Property arising from a condemnation exceeds $5,000,000, then Buyer shall have the option to either (i) terminate this Agreement and thereupon this Agreement shall terminate and be of no further force and effect or (ii) accept the Property "as is" together with an assignment of the insurance or condemnation proceeds. Notwithstanding the foregoing, in the event that a casualty or condemnation had occurred during the Option Period and Seller has not expended all of the insurance proceeds applicable to such casualty or the condemnation proceeds in connection with the rebuilding or restoration of the Property, the parties shall proceed to Closing in accordance with this Agreement and the Seller shall assign to the Buyer at Closing all rights of Seller, if any to the insurance or condemnation proceeds and all other rights or claims arising out of or in connection with such casualty or condemnation. To the extent that Seller has received but not expended such insurance proceeds, Seller shall credit to Buyer such amounts received, less the reasonable costs, if any, of collection thereof.

                                   ARTICLE XI

                                   ADJUSTMENTS

            Unless otherwise provided below, the following are to be adjusted and prorated between Seller and Buyer as of 11:59 P.M. on the day preceding the Closing Date, based upon a 365 day year, and the net amount thereof shall be added to (if such net amount is in Seller's favor) or deducted from (if such net amount is in Buyer's favor) the Purchase Price payable at Closing:

            Section XI.1 Fixed Rents.a) Fixed rents (collectively, "Fixed Rents") paid or payable by tenants under the Space Leases in connection with their occupancy of the Property shall be adjusted and prorated on and if, as and when collected basis. Any Fixed Rents collected by Buyer or Seller after the Closing from any tenant who owes Fixed Rents for periods prior to the Closing, shall be applied (i) first, in payment of Fixed Rents owed by such tenant for the month in which the Closing Date occurs, (ii) second, in payment of Fixed Rents owed by such tenant for the month prior to the month in which the Closing Date occurs but not more than 30 days prior to the Closing Date (iii) third, in payment of Fixed Rents owed by such tenant for the period (if any) after the month in which the

Closing Date occurs and (iv) fourth, in payment of any other Fixed Rents owed by such tenant for periods more than thirty (30) days prior to the Closing Date. Each such amount, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled.

            (b Buyer shall bill tenants who owe Fixed Rents for periods prior to the Closing on a monthly basis for a period of six consecutive months following the Closing Date and shall use commercially reasonable efforts to collect such past due Fixed Rents (related to periods of time prior to the Closing Date). Notwithstanding the foregoing, if Buyer shall be unable to collect such past due Fixed Rents within six (6) months after the Closing Date, Seller shall have the right, upon prior written notice to Buyer, to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits for delinquencies in amounts of not more than $100,000 with Buyer's prior reasonable consent, which consent shall not be unreasonably withheld) but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such tenants. Any payment by a tenant in an amount less than the full amount of Fixed Rents and Overage Rent (as defined below) then due and payable by such tenant shall be applied first to Fixed Rents (in the order of priority as to time periods as is set forth above) to the extent of all such Fixed Rents then due and payable by such tenant, and thereafter to Overage Rents (in the order of priority as to time periods as is set forth in Section
      11.2 below).

            (c) Notwithstanding the foregoing, Seller will consider using any alternative reasonable proposals offered by Buyer with respect to determining the adjustment in the collection of any arrearage or delinquencies in fixed rent, which proposals are designed to achieve the same economic effect as the formulas provided above.

            Section XI.2 Overage Rents.a) With respect to any Space Lease that provides for (ii) so-called common area maintenance or "CAM" charges or (iii) so-called "escalation rent" or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter's wages or otherwise (such percentage rent, CAM charges, escalation rent and additional rent being collectively called "Overage Rent"), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis.

            (b As to any Overage Rent in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing, Buyer agrees that it will pay the entire amount over to Seller upon receipt thereof, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto. Buyer agrees that it shall (i) promptly render bills for any Overage Rent in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing, (ii) bill tenants such Overage Rent attributable to an accounting period that shall have expired prior to the Closing on a monthly basis for a period of six consecutive months thereafter and (iii) use commercially reasonable efforts to collect Overage Rent. Notwithstanding the foregoing, if Buyer shall be unable to collect such Overage Rent within six (6) months after the Closing Date, Seller shall have the right, upon prior written notice to Buyer, to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), but the Seller shall not be entitled to evict (by summary proceedings or otherwise) any such tenants. Seller shall furnish to the Buyer all information relating to the period prior to the Closing that is reasonably necessary for the billing of such Overage Rent and Buyer will deliver to Seller, concurrently with the delivery to tenants, copies of all statements relating to Overage Rent for the period prior to the Closing. Buyer shall bill tenants for Overage Rents for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Seller.

            (c If, prior to the Closing, Seller shall have received any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sum shall be apportioned at the Closing. If, after the Closing, the Buyer shall receive any installments of Overage Rent attributable to Overage Rent for periods prior to the Closing, such sum (less any costs and expenses (including reasonable counsel fees) incurred by the Buyer in the collection of such Overage Rent) shall be paid by the Buyer to the Seller promptly after the Buyer receives payment thereof.

            (d Any payment by a tenant on account of Overage Rent (to the extent not applied against Fixed Rents due and payable by such tenant in accordance with subsection 11.1(b) above) shall be applied to Overage Rents then due and payable in the same order of priority that Fixed Rents are applied under subsection 11.1(b) above.

            (e To the extent that any portion of Overage Rent is required to be paid monthly by tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or tax year or any other applicable accounting period), and at the end of such calendar year (or lease year, tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then such portion of the Overage Rent shall be prorated between the relevant Seller and the Buyer at the Closing based on such estimated payments actually paid by tenants (i.e., with the Seller entitled to retain all monthly or other periodic installments of such amounts paid by tenants with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs, the Seller to pay to the Buyer at the Closing all monthly or other periodic installments of such amounts theretofore received by the Seller with respect to periods following the calendar month or other applicable installment period in which the Closing occurs and the Seller and the Buyer to apportion as of the Closing Date all monthly or other periodic installments of such amounts paid by tenants with respect to the calendar month or other applicable installment period in which the Closing occurs). At the time(s) of final calculation and collection from (or refund to) each tenant of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts paid by such tenant have been prorated, there shall be a re-proration between the Seller and the Buyer. If, with respect to any tenant, the recalculated Overage Rent exceeds the estimated amount paid by such tenant, upon collection from the tenant, (i) the entire excess shall be paid by the Buyer to the Seller, if the accounting period for which such recalculation was made expired prior to the Closing and (ii) such excess shall be apportioned between the Seller and the Buyer as of the Closing Date (on the basis described in the first sentence of subsection
      11.2 above), if the Closing occurred during the accounting period for which such recalculation was made, with the Buyer paying to the Seller the portion of such excess which the Seller is so entitled to receive. If, with respect to any tenant, the recalculated Overage Rent is less than the estimated amount paid by such tenant, (1) the entire shortfall shall be paid by the Seller to the Buyer (or, at the Seller's option, directly to the tenant in question), if the accounting period for which such recalculation was made expired prior to the Closing and (2) such shortfall shall be apportioned between the Seller and the Buyer as of the Closing Date (on the basis described in the first sentence of subsection 11.2(c) above), if the Closing occurred during the accounting period for which such recalculation was made, with the Seller paying to the Buyer (or, at the Seller's option, directly to the tenant in question) the portion of such shortfall so allocable to the Seller.

            (f Until such time as all amounts required to be paid to the Seller by the Buyer pursuant to Section 11.1 and this Section 11.2 shall have been paid in full, the Buyer shall furnish to the Seller from time to time upon request of Seller a reasonably detailed accounting of such amounts payable by the Buyer. The Seller shall have the right from time to time following the Closing, on prior notice to the Buyer, during ordinary business hours on Business Days, to review the Buyer's rental records with respect to the Property to ascertain the accuracy of such accountings.

            (g With respect to any payments of additional rent based upon a percentage of the tenant's business during a specified annual or other period (sometimes referred to as "percentage rent") being made under Space Leases Seller and Buyer hereby agree to adjust and prorate such percentage rent as of 11:59 P.M. on the day immediately preceding each Closing Date, based upon estimates of such percentage rent for the year. Seller and Buyer agree to adjust such determination at the end of the year based upon actual percentage rent collected for the year in which the Closing Date occurs.

            Section XI.3. Ground Lease Rents. All rents and other charges payable by Seller as the tenant under the Ground Lease shall be adjusted and prorated between Seller and Buyer as of 11:59 p.m. on the day preceding each Closing.

            Section XI.4 Taxes and Assessments. Real estate taxes and assessments payable in the year in which each Closing occurs shall be based on
(a) the periods of ownership of the Asset by Seller and Buyer during such year and (b) the amount of real property tax actually payable during that year (i.e., on a cash basis rather than an accrual or lien year basis). In the event that the Property or any part thereof shall be or shall have been affected by an assessment or assessments, whether or not the same become payable in annual installments, Seller shall, at the Closing, be responsible for any installments due prior to the Closing and the Buyer shall be responsible for any installments due on or after the Closing subject to the foregoing proration. Notwithstanding anything to the contrary contained herein, Buyer shall be responsible for the payment of all real estate taxes which become payable (in accordance with the determination set forth in this Section 11.4) any time from or after the Closing Date and Buyer hereby indemnifies and holds Seller harmless from and against any and all loss, damage, charge, liability or expense (including court costs and reasonable attorneys' fees) which Seller may sustain or incur as a result of the failure of Buyer to timely pay the aforementioned taxes and assessments. Buyer's obligation under the previous sentence shall survive the Closing Date.

            Section XI.5 Water and Sewer Charges. Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which shall have been paid by tenants of the Property pursuant to such tenants' Space Leases), shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there is a water meter, or meters, on the Property, Seller agrees that it shall at the Closing furnish, or cause to be furnished, a reading of same to a date not more than 30 days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto. As to any unpaid water charges or sewer rents payable directly by tenants, Buyer shall consummate the Closing subject to such unpaid charges and rents and any lien resulting therefrom, without credit against the Purchase Price or any claim or right of action against Seller.

            Section XI.6 Utility Charges. Gas, steam, electricity and other public utility charges (other than any such charges which are payable by tenants of the Property pursuant to such tenants' Space Leases) will be paid by Seller to the utility company to the Closing Date. Seller shall arrange for a final reading of all utility meters (covering gas, water, steam and electricity) as of the Closing, except meters the charges of which are payable by tenants of the Property pursuant to such tenants' Space Leases. Seller and Buyer shall jointly execute a letter to each of such utility companies advising such utility companies of the termination of the Seller's responsibility for such charges for utilities furnished to the Property as of the date of the Closing and commencement of the Buyer's responsibilities therefor from and after such date. If a bill is obtained from any such utility company as of the Closing, the Seller shall pay such bill on or before the Closing. If such bill shall not have been obtained on or before the Closing, the Seller shall, upon receipt of such bill, pay all such utility charges as evidenced by such bill or bills pertaining to the period prior to the Closing, and the Buyer shall pay all such utility charges pertaining to the period thereafter. Any bill which shall be rendered which shall cover a period both before and after the date of Closing shall be apportioned between the Buyer and the Seller as of the Closing.

            Section XI.7 Contracts. Charges and payments under all Contracts being assumed by Buyer in accordance with the terms of this Agreement, including the Union Contracts.

            Section XI.8 Miscellaneous Revenues. Revenues, if any, arising out of telephone booths, vending machines, or other income-producing agreements.

            Section XI.9 Supplies. Maintenance supplies in unopened containers based on the Seller's actual cost therefor, including sales and/or use tax.

            Section XI.10 Security Deposits. The actual amounts of the security deposits (including all interest or other amounts earned thereon and required to be returned to any tenants pursuant to the terms of Space Leases) held by the Seller as of the Closing Date shall be assigned to the Buyer by, at the Seller's option, (i) payment of the amount thereof to the Buyer or (ii) a credit to the Buyer against the balance of the Purchase Price. Any such tenants' securities in form other than cash shall be transferred to the Buyer by way of appropriate instruments of transfer or assignment.

            Section XI.11 Employee Costs. All salaries, wages, vacation pay and other fringe benefits (including, without limitation, payments and deposits, if any, with respect to social security, unemployment compensation, employee health, life and disability insurance, sick pay and welfare and pension fund contributions) of the employees with respect to the Property in connection with the management, operation or maintenance of the Property under the Union Contracts shall be adjusted and prorated between the Seller and the Buyer as of 11:59 P.M. on the day preceding the Closing Date. The Buyer acknowledges that such employees are union employees and agrees to be responsible for all severance pay and other obligations arising as a result of any termination by the Buyer of any such employees. Notwithstanding anything to the contrary contained herein, and except with respect to employees being assumed by Buyer pursuant to the provisions hereof, including, without limitation, employees under Union Contracts, Buyer shall not be liable for, and shall not be responsible any liabilities related to, employees of the Property or Seller.

            Section XI.12 Leasing Costs. (a) With respect to Space Leases entered into during the Option Period or after the effective date of this Agreement in accordance with the terms hereof or Option Agreement, as applicable, or renewals or expansions of Space Leases during the Option Period in accordance with terms of Option Agreement or after the effective date of this Agreement (including any renewals or expansions exercised pursuant to options contained in existing Space Leases), Buyer will be responsible for all Leasing Expenses and any other costs to be borne under Section 13 of the Option Agreement and shall assume the economic effect of any "free rent" or other concessions pertaining to the period from and after the Closing Date relating to such Space Leases (the foregoing, "Buyer's Leasing Costs"). In addition, Buyer shall be responsible for all Leasing Expenses and Buyer's Leasing Costs with respect to all deferred tenant improvement work with respect to existing Space Leases more particularly set forth on Schedule F-3 hereof ("Deferred Tenant Improvements")and with respect to Schedule F-2. To the extent that Seller has paid any of the Buyer's Leasing Costs prior to Closing, the Purchase Price will be increased at Closing by the aggregate amount of such expenditures upon presentation by Seller of an invoice therefor and reasonable evidence of payment thereof. The Buyer will pay all other Buyer's Leasing Costs as and when the same are due.

            (b) Except as otherwise set forth in Clause (a) of this Section, Seller shall be responsible for all Leasing Costs with respect to Space Leases in effect as of the date of this Agreement, including, without limitation, those set forth on Schedule F-1, Schedule F-4 and Schedule G, (collectively, "Seller's Leasing Costs") and Buyer's leasing costs, for which Seller is expressly obligated to pay in accordance with terms of Option Agreement. To the extent such items are incomplete or not fully paid at Closing, Seller shall give Buyer a credit against the Purchase Price for such remaining costs and Buyer shall assume the obligations to pay such costs or perform such obligations.

            Section XI.13 Cigna Loan Escrows. With respect to the Cigna Loan, all escrows deposited with, or being held for the benefit of the lenders thereunder, including, without limitation, all tax and insurance escrows, shall be the property of Seller.

            Section XI.14 Other. If applicable, the Purchase Price shall be adjusted at Closing in accordance with subsection 11.12 and Section 10.2 and to reflect the adjustment of any other item which, under the terms of this Agreement, is to be apportioned at Closing.

            Section XI.15 Re-Adjustment. Except for re-adjustments of Overage Rent to be made pursuant to subsection 11.2(e), if any such items are not determinable at the Closing, the adjustment shall be made subsequent to the Closing when the charge is determined. Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, provided that the party seeking to correct such error or omission shall have notified the other party of such error or omission on or prior to the date that is 180 days following the Closing Date. The provisions of this Article XI shall survive the Closing.

                                   ARTICLE XII

                                 INDEMNIFICATION

            Section XII.1 Indemnification by the Seller. With respect to the Asset Seller shall indemnify and hold Buyer, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, "Buyer-Related Entities") harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses ("Losses"), arising out of, or in any way relating to, (i) any breach of any representation or warranty of Seller contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto, (ii) any breach of any covenant of the Seller contained in this Agreement, (iii) matters under any of the Space Leases which arise prior to the Closing Date, and (iv) with respect to claims of creditors arising as a result of Seller's failure to obtain a bulk sale stop order from the Illinois Department of Revenue, Illinois Department of Employment Security or the Chicago Department of Revenue in connection with the sale of the IBM Plaza Property, such obligation to survive the Closing subject to Section 12.4.

            Section XII.2 Indemnification by the Buyer. The Buyer shall indemnify and hold Seller, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, "Seller-Related Entities") harmless from any and all Losses arising out of, or in any way relating to, (i) any breach of any representation or warranty by the Buyer contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto or in connection herewith, (ii) any breach of any covenant of the Buyer contained in this Agreement and (iii) matters under any of the Space Leases which arise from and after the Closing Date and (iv) Seller's delivery of a notice to prepay the Cigna Loan to the Cigna lender and Buyer's default under this Agreement, such obligation to survive the Closing or termination of this Agreement subject to Section 12.4.

            Section XII.3 Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 12.1, (a) Seller shall not be required to indemnify the Buyer or any Buyer-Related Person under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under this Agreement exceeds the applicable Basket Limitation and, in such event, Seller shall be responsible for only the amount in excess of the applicable Basket Limitation and (b) in no event shall the liability of the Seller with respect to the indemnification provided for in Section 12.1 above exceed in the aggregate the applicable Cap Limitation and (c) Seller shall not be responsible for or indemnify Buyer for any other matters which accrue or arise with respect to events or occurrences at the Property from and after the Closing Date.

            Section XII.4 Survival. The representations and warranties contained in this Agreement and the indemnification by Seller with respect to matters arising under any of the Space Leases prior to the Closing Date shall survive for a period of 225 days after the Closing (except with respect to any representations made by Seller in a Seller Estoppel Certificate delivered to Buyer, then for a maximum period of six (6) months after the Closing (in accordance with subsection 3.3(i)(B) hereof)) (the "Survival Period") provided, any action, suit or proceeding with respect to the representations and warranties is properly commenced within the applicable Survival Period. Seller's agreement to indemnify Buyer with respect to Seller's failure to obtain a bulk sale stop order as provided for in Section 12.1 shall survive until such time as Seller delivers to Buyer a bulk sale stop order as required herein. The covenants contained in this Agreement to the extent to be performed prior to or at Closing shall not survive after the Closing. All other covenants, indemnities and provisions of this Agreement shall survive the Closing unless otherwise provided herein. Notwithstanding anything to the contrary contained herein, Seller's obligation to indemnify Buyer shall terminate and be null and void unless Buyer files an action, suit or proceeding against Seller seeking recovery from Seller for its obligations under this Article 12 if properly commenced by Buyer within the appropriate survival period more particularly set forth in this subsection 12.4.

            Section XII.5 Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement which survives the Closing shall be the indemnifications provided for under this Article XII.

                                  ARTICLE XIII

                           TAX CERTIORARI PROCEEDINGS

            Section XIII.1 Prosecution and Settlement of Proceedings. If any tax reduction proceedings in respect of the Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs are pending at the time of the Closing, the Seller reserves and shall have the right to continue to prosecute and/or settle the same in its own name. If any tax reduction proceedings in respect of the Property, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then the Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, however, that the Seller shall not settle any such proceeding without the Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. The Buyer shall reasonably cooperate with the Seller in connection with the prosecution of any such tax reduction proceedings and Seller shall not, to effectuate a reduction of such taxes, specifically agree with the relevant authorities to an increase in such taxes for fiscal years ending after the year during which the Closing occurs. Seller's obligation set forth in the preceding sentence shall survive Closing.

            Section XIII.2 Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to taxes payable during the period prior to the date of the Closing (as such period is determined in accordance with Section 11.4 of this Agreement) shall belong to and be the property of the Seller, and any refunds or savings in the payment of taxes applicable to taxes payable from and after the date of the Closing (as such period is determined in accordance with Section 11.4 of this Agreement)shall belong to and be the property of the Buyer; provided, however, that if any such refund creates an obligation to reimburse any tenants under Space Leases for any rents or additional rents paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Space Lease to such tenant) shall, at the Seller's election, either (a) be paid to the Buyer and the Buyer shall disburse the same to such tenants or (b) be paid by the Seller directly to the tenants entitled thereto, after payment of Buyer's costs related thereto. All attorneys' fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between the Seller and the Buyer in proportion to the gross amount of such refunds or savings payable to the Seller and the Buyer, respectively (without regard to any amounts reimbursable to tenants).

            Section XIII.3 Survival. The provisions of this Article XIII shall survive the Closing.

                                   ARTICLE XIV

                                     DEFAULT

            Section XIV.1 Default. (a) If the Buyer shall default in the performance of its obligations under this Agreement to purchase the Asset on the Closing Date or if the Buyer shall default under the City Center Purchase Agreement prior to the acquisition by Buyer of all of the Interests of Seller in and to City Center LLC (as defined in the City Center Purchase Agreement), Seller shall be entitled to (1) terminate this Agreement, (2) to direct Escrow Agent to deliver the Earnest Money to Seller,(3) to retain the Earnest Money and
(4) if Buyer takes any action to enjoin the transfer of the Property, file a lis pendens or take any other action whatsoever to enjoin, restrain, delay or rescind or otherwise interfere legally with or [affect the transfer of the Property or title to the Property], Seller shall have the additional right to seek all of its rights and remedies at law and in equity and to recover all damages as a result of Buyer's default hereunder, whether forseen or unforseen, actual, consequential or punitive, at which time this Agreement shall be terminated and of no further force and effect except for the provisions which explicitly survive such termination. Nothing in this Section shall be deemed to limit the Seller's remedies with respect to a breach by the Buyer of any of its obligations which survive the Closing but such remedies shall be limited as provided in Section 12.5. It is understood and agreed that the foregoing shall constitute Seller's sole and exclusive remedies hereunder.

            (b If Seller shall default in the performance of its obligations under this Agreement to cause the sale of the Asset or the Property by the Closing Date, the Buyer, as its sole and exclusive remedy, shall be entitled at its option, either (i) to terminate this Agreement, direct the Escrow Agent to deliver the Earnest Money to Buyer and retain the Earnest Money, at which time this Agreement shall be terminated and of no further force and effect except for the provisions which explicitly survive such termination or (ii) specifically enforce the terms and conditions of this Agreement by injunctive relief or otherwise. Nothing in this Section shall be deemed to limit the Buyer's remedies with respect to a breach by the Seller of any of the Seller's obligations which survive the Closing but such remedies shall be limited as provided in Section 12.5.

                                   ARTICLE XV

                                  MISCELLANEOUS

            Section XV.1 Use of Blackstone Name and Address. Subject to the provisions of Section 15.4 hereof, the Buyer hereby acknowledges and agrees that neither the Buyer nor any affiliate, successor, assignee or designee of Buyer shall be entitled to use the name "Blackstone" in any way whatsoever.

            Section XV.2 Exculpation of the Seller. Notwithstanding anything to the contrary contained herein, the Seller's shareholders, partners, the partners of such partners, the shareholders of such partners, and the trustees, officers, directors, employees, agents and security holders of the Seller and the partners of the Seller assumes no personal liability for any obligations entered into on behalf of the Seller and such parties' individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of the Seller under this Agreement.

            Section XV.3 Brokers. (a) Seller and Buyer each represent and warrant to the other that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Eastdil, whose commission shall be paid by Seller pursuant to the terms of a separate agreement to which the Purchaser is not a party, if and only if the Closing occurs. Each Seller agrees to indemnify, protect, defend and hold the Buyer harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from the Seller's breach of the foregoing representation in this subsection (a). The provisions of this subsection (a) shall survive the Closing and any termination of this Agreement.

            (b) The Buyer represents and warrants to the Seller that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Eastdil. The Buyer agrees to indemnify, protect, defend and hold the Seller harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from the Buyer's breach of the foregoing representations in this subsection (b). The provisions of this subsection (b) shall survive the Closing and any termination of this Agreement.

            Section XV.4 Confidentiality; Press Release; IRS Reporting Requirements. (a) The Buyer and the Seller shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Asset, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which affiliates of the Buyer are parties), (ii) to their partners, advisers, underwriters, analysts, employees, affiliates, officers, directors, consultants, lenders, investors, potential investors, accountants, legal counsel or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality, (iii) to comply with any law, rule or regulation, (iv) to analysts covering Buyer and the REIT industry and (v) to governmental bodies and regulatory agencies, including the Securities and Exchange Commission or required by court or other binding order. The foregoing shall constitute a modification of any prior confidentiality agreement that may have been entered into by the parties. The provisions of this Section shall survive the Closing or the termination of this Agreement for a period of 180 days. Notwithstanding the foregoing and prior to Closing, Buyer shall be entitled (after having provided a copy thereof to Seller at least two Business Days prior to issuance and having given good faith consideration to Seller's comments) to file any applicable forms with the Securities and Exchange Commission that accurately set forth such factual information pertaining to the Property and the transaction contemplated hereby that Buyer concludes, in good faith, to be necessary or prudent in order to comply with Buyer's legal disclosure obligations. Seller shall have no liability whatsoever for the accuracy of any information contained in such filings or disclosure documents.

            (b) Neither Seller nor Buyer shall issue a press release with respect to this Agreement and the transactions contemplated hereby except
      (i) in the form of Exhibit J hereto and (ii) as consented to in writing by the other party to this Agreement (such approval not to be unreasonably withheld or delayed). In no event shall any press release issued by Buyer disclose the identity of the Seller's direct or indirect beneficial owners by name.

            (c) For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in proposed Income Tax Regulation Section 1.6045-4 and any final or successor version thereof (collectively, the "IRS Reporting Requirements"), the Seller and the Buyer hereby designate and appoint the Escrow Agent to act as the "Reporting Person" (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, the

      Seller and the Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person, including, but not limited to, the requirement that the Seller and the Buyer each retain an original counterpart of this Agreement for at least four (4) years following the calendar year of the Closing.

            Section XV.5 Escrow Provisions. (a) The Escrow Agent shall hold the Earnest Money in escrow in an interest-bearing bank account at a banking institution located in New York City, New York (the "Escrow Account").

            (b) The Escrow Agent shall hold the Earnest Money in the Escrow Account, until the Closing or sooner termination of this Agreement and shall hold and apply the Earnest Money in accordance with the terms of this paragraph (b). The Seller and the Buyer understand that no interest is earned on the Earnest Money during the time it takes to transfer into and out of the Escrow Account. At the Closing, the Earnest Money shall be paid by the Escrow Agent to, or at the direction of, the Seller. If for any reason prior to the date of Closing or if the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amount being held by Escrow Agent, the Escrow Agent shall, within one Business Day give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection within five Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. However, the Escrow Agent shall have the right at any time to deposit the Earnest Money with the clerk of the court of New York County and to file an action in interpleader in New York State Supreme Court located in New York County . The Escrow Agent shall give written notice of such deposit to the Seller and the Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

            (c) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. Seller and the Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including attorneys' fees and disbursements, incurred in connection with the performance of the Escrow Agent's duties hereunder.

            (d) The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of the Seller and the Buyer.

            Section XV.6 Successors and Assigns; No Third-Party Beneficiaries . The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

            Section XV.7 Assignment. This Agreement may not be assigned by the Buyer except: (a) at Closing, to an Affiliate if Buyer designates the Affiliate to which the Asset will be transferred at the Closing; or if not to an Affiliate, (b) Buyer receives Seller's prior written consent to the assignment, which consent shall be in Seller's sole discretion. In addition, Buyer may name, without obtaining Seller's prior written consent, a nominee or designee to whom the Asset will be transferred at Closing, provided that Buyer does not assign this Agreement to such nominee or designee and Seller is only required to deal with Buyer in connection with this Agreement and the transactions contemplated herein. For purposes of this Section 15.7, the term "Affiliate" shall mean a Person which controls, is controlled by or is under common control with Buyer. Notwithstanding the foregoing, nothing herein shall be construed as limiting the liability of Buyer hereunder and Buyer shall remain primarily liable to Sellers with respect to this Agreement. The word "control" means, with respect to a Person that is a corporation, the right to exercise the twenty-five percent of the voting shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession of a twenty-five percent ownership interest in the controlled Person. Notwithstanding the foregoing, nothing herein shall prevent a Buyer from transferring to another Person, pursuant to requirements under a loan for which the Property is pledged as security, a nominal one percent interest in such Affiliate.

            Section XV.8 Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

            Section XV.9 Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, Federal Express or other comparable overnight courier service, (iii) facsimile or (iv) mailed to the party to which the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, as follows:

           (a)   To the Seller:

                 c/o Blackstone Real Estate Advisors L.P.
                           345 Park Avenue
                           New York, New York 10154
                           Attention: Mr. Steven Orbuch
                           Facsimile: 212-754-8726

                 with copies thereof to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: Glenn D. Kesselhaut, Esq.
                           Facsimile: 212-455-2502

           (b)   To the Buyer:

                           c/o Prime Group Realty Trust
                           77 West Wacker Drive
                           Suite 3900
                           Chicago, Illinois 60601
                           Attention:  Jeffrey A. Patterson
                           Facsimile:  312-917-0460; and
                           Attention:  James F. Hoffman
                           Facsimile:  312-917-1684

                 with copies thereof to:

                           Jones, Day, Reavis & Pogue
                           77 West Wacker Drive
                           35th Floor
                           Chicago, Illinois 60601
                           Attention:  Julie O. Ehrlich
                           Facsimile:  312-782-8585

All notices (i) shall be deemed effective upon receipt or refusal of delivery in accordance with the provisions of this Section and (ii) may be given either by a party or by such party's attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days' notice thereof to the other parties.

            Section XV.10 Entire Agreement. This Agreement, along with the Exhibits and Schedules hereto contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.

            Section XV.11 Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the Seller or the Buyer hereunder be waived, except by written agreement executed by the party or parties to be charged.

            Section XV.12 No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

            Section XV.13 Governing Law. With respect to matters affecting the Property only, this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State in which the Property is located, and with respect to all other matters hereunder, the laws of the State of New York.

            Section XV.14 Submission to Jurisdiction. (a) Each of the Buyer and the Seller irrevocably submits to the jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Buyer and the Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.

            (b) Each of the Buyer and Seller irrevocably and unconditionally waives trial by jury and agrees that any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim same.

            Section XV.15 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            Section XV.16 Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

            Section XV.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            Section XV.18 Acceptance of Deed. The acceptance of the Deed for the Property by the Buyer shall be deemed full compliance by Seller of all of the Seller's obligations under this Agreement except for those obligations of the Seller which are specifically stated to survive the delivery of the Deed to the Property.

            Section XV.19 Payment of Purchase Price . The receipt and confirmation of receipt by the Seller of the Purchase price, as adjusted, shall be deemed full compliance by Buyer of all of Buyer's obligations with respect to the Property, except for those obligations of the Buyer which are specifically stated to survive the payment of the Purchase Price.

            Section XV.20 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

            Section XV.21 Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section shall survive the Closing or any termination of this Agreement.

            Section XV.22 Waiver of Jury Trial. The Seller and the Buyer hereby waive trial by jury in any action, proceeding or counterclaim brought by any party against another party on any matter arising out of or in any way connected with this Agreement.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                       BUYER:

                                       PRIME GROUP REALTY, L.P. a Delaware
                                       limited partnership

                                            By: Prime Group Realty Trust, a
                                            Maryland real estate investment
                                            trust, its Managing General Partner

                                               By:______________________________
                                                  Name:
                                                  Title:

                                       SELLER:

                                       BRE/WABASH L.L.C., a Delaware limited
                                       liability company

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ESCROW AGENT:

                                       TITLE ASSOCIATES INC.

                                       By:______________________________________
                                          Name:
                                          Title:

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I.  DEFINITIONS......................................................1
      Section 1.1  Defined Terms.............................................1

ARTICLE II.  SALE, PURCHASE PRICE AND CLOSING................................7
      Section 2.1  Sale of Assets............................................7
      Section 2.2  Purchase Price; Earnest Money.............................8
      Section 2.3  The Closing...............................................9

ARTICLE III.  REPRESENTATIONS, WARRANTIES AND
            COVENANTS OF THE SELLER.........................................10
      Section 3.1  General Seller Representations
            and Warranties..................................................10
            (a)  Formation; Existence.......................................10
            (b)  Power and Authority........................................10
            (c)  No Consents................................................10
            (d)  No Conflicts...............................................11
            (e)  Foreign Person.............................................11
      Section 3.2  Representations and Warranties of the
            Seller as to the Asset..........................................11
            (a)  Ownership of the Asset.....................................11
            (b)  Contracts..................................................12
            (c)  Space Leases...............................................12
            (d)  Brokerage Commissions......................................13
            (e)  Condemnation...............................................13
            (f)  Litigation.................................................13
            (g)  Environmental Violations...................................13
      Section 3.3  Covenants of the Sellers Prior to Closing................13
            (a)  Insurance..................................................13
            (b)  Operation..................................................13
            (c)  New Contracts..............................................13
            (d)  New Space Leases...........................................14
            (e)  Litigation.................................................14
            (f)  Sale of Tangible Personal Property.........................15
            (g)  Performance Under Space Leases.............................15
            (h)  Ground Lease Estoppel Certificates.........................15
            (i)  Space Lease Estoppel Certificates..........................15
            (j)  Security Deposits..........................................16
            (k)  Updating Information.......................................17
            (l)  Review of Books and Records................................17
            (m)  Property Management Employees..............................17

ARTICLE IV.  REPRESENTATIONS, WARRANTIES AND COVENANTS
            OF THE BUYER....................................................17
      Section 4.1  Representations, Warranties and
            Covenants of the Buyer..........................................17
            (a)  Formation; Existence.......................................17
            (b)  Power; Authority...........................................17
            (c)  No Consents................................................18

                                                                          Page
                                                                          ----

            (d)  No Conflicts...............................................18
            (e)  Examination; No Contingencies..............................18
            (g)  Buyer's Affiliate/Assignee.................................21
            (h)  Like Kind Exchange.........................................21

ARTICLE V. CONDITIONS PRECEDENT TO CLOSING..................................22
      Section 5.1  Conditions Precedent To Seller's
            Obligations.....................................................22
      Section 5.2  Conditions to the Buyer's Obligations....................23

ARTICLE VI. CLOSING DELIVERIES..............................................24

ARTICLE VII. INTENTIONALLY DELETED..........................................28

ARTICLE VIII. INSPECTIONS...................................................28

ARTICLE IX. TITLE AND PERMITTED EXCEPTIONS..................................29
      Section 9.1  Permitted Exceptions.....................................29
      Section 9.2  Title Report.............................................29
      Section 9.3  Use of Purchase Price to Discharge Title Exceptions......30
      Section 9.4  Inability to Convey......................................30
      Section 9.5  Rights in Respect of Inability to Convey.................30
      Section 9.6  Voluntary/De Minimis Title Exceptions....................31
      Section 9.7  The Buyer's Right to Accept Title........................31
      Section 9.8  Cooperation..............................................32

ARTICLE X. TRANSACTION COSTS; RISK OF LOSS..................................32
      Section 10.1  Transaction Costs.......................................32
      Section 10.2  Risk of Loss............................................33

ARTICLE XI. ADJUSTMENTS.....................................................34
      Section 11.1  Fixed Rents.............................................34
      Section 11.2  Overage Rents...........................................35
      Section 11.3  Ground Lease Rents......................................38
      Section 11.4  Taxes and Assessments...................................38
      Section 11.5  Water and Sewer Charges.................................38
      Section 11.6  Utility Charges.........................................39
      Section 11.7  Contracts...............................................39
      Section 11.8  Miscellaneous Revenues..................................39
      Section 11.9  Supplies................................................39
      Section 11.10  Security Deposits......................................39
      Section 11.11  Employee Costs.........................................40
      Section 11.12  Leasing Costs..........................................40
      Section 11.13  Cigna Loan Escrows.....................................41
      Section 11.14  Other..................................................41
      Section 11.15  Re-Adjustment..........................................41

                                                                          Page
                                                                          ----

ARTICLE XII. INDEMNIFICATION................................................41
      Section 12.1  Indemnification by the Seller...........................41
      Section 12.2  Indemnification by the Buyer............................41
      Section 12.3  Limitations on Indemnification..........................42
      Section 12.4  Survival................................................42
      Section 12.5  Indemnification as Sole Remedy..........................43

ARTICLE XIII. TAX CERTIORARI PROCEEDINGS....................................43
      Section 13.1  Prosecution and Settlement of
            Proceedings.....................................................43
      Section 13.2  Application of Refunds or Savings.......................43
      Section 13.3  Survival................................................44

ARTICLE XIV. DEFAULT........................................................44
      Section 14.1  Default.................................................44

ARTICLE XV. MISCELLANEOUS...................................................45
      Section 15.1   Use of Blackstone Name and Address.....................45
      Section 15.2   Exculpation of the Seller. ............................45
      Section 15.3   Brokers................................................45
      Section 15.4   Confidentiality; ......................................45
      Section 15.5   Escrow Provisions......................................47
      Section 15.6   Successors and Assigns; No Third-Party Beneficiaries...48
      Section 15.7   Assignment.............................................48
      Section 15.8   Further Assurances.....................................49
      Section 15.9   Notices................................................49
      Section 15.10  Entire Agreement.......................................50
      Section 15.11  Amendments.............................................50
      Section 15.12  No Waiver..............................................50
      Section 15.13  Governing Law..........................................50
      Section 15.15  Severability...........................................51
      Section 15.16  Section Headings.......................................51
      Section 15.17  Counterparts...........................................51
      Section 15.18  Acceptance of Deed.....................................51
      Section 15.19  Payment of Purchase Price..............................51
      Section 15.20  Construction...........................................52
      Section 15.21  Recordation............................................52
      Section 15.22  Waiver of Jury Trial...................................52

Exhibits

Exhibit A         -     Assignment of Leases
Exhibit A-1       -     Assignment and Assumption of Ground Lease
Exhibit B         -     Assignment of Contracts
Exhibit C         -     Tenant Notices
Exhibit D         -     Blackstone Lease
Exhibit E         -     Special Warranty Deed
Exhibit F         -     Bill of Sale
Exhibit G         -     FIRPTA Certificate
Exhibit H         -     Guaranty
Exhibit I-1       -     IBM Plaza Ground Lease Estoppel Certificate
Exhibit I-2       -     Tenant Estoppel Certificate
Exhibit I-3       -     Form of Jenner Estoppel Certificate
                        Form of State Street Estoppel Certificate
Exhibit I-4       -     Form of Seller's Estoppel Certificate
Exhibit J         -     Form of Press Release
Exhibit K         -     Form of Auditors' Certification

Schedules

Schedule A-1      -     Description of IBM Plaza Fee Parcel
Schedule A-2      -     Description of IBM Plaza Leasehold Parcel
Schedule B        -     Existing Title Policy and Survey
Schedule C        -     Third Party Loans
Schedule D        -     Consents
Schedule E        -     Contracts
Schedule F        -     Space Leases
Schedule F-1      -     Landlord's Work in Progress
Schedule F-2      -     Contemplated Leases
Schedule F-3      -     Deferred Tenant Improvements
Schedule F-4      -     Base Building Work
Schedule G        -     Brokerage Commissions
Schedule H        -     Litigation
Schedule I        -     Security Deposits Held By Seller
Schedule J        -     Buyer Consents

                         AGREEMENT OF PURCHASE AND SALE

                                      among

                          BRE/WABASH L.L.C., the SELLER

                                       and

                       PRIME GROUP REALTY, L.P., the BUYER

                          As of ______________ __, 1999

                                   EXHIBIT A

           ASSIGNMENT AND ASSUMPTION OF LANDLORD'S INTEREST IN LEASES

                                   [OMITTED]

                                   EXHIBIT B

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

                                    [OMITTED]

                                   EXHIBIT C

                            NOTICE LETTER TO TENANTS

                                   [OMITTED]

                                   EXHIBIT D

                                BLACKSTONE LEASE

                                   [OMITTED]

                                   EXHIBIT E

                              SPECIAL WARRANTY DEED

                                    [OMITTED]

                                   EXHIBIT F

                                  BILL OF SALE

                                   [OMITTED]

                                   EXHIBIT G

                               ENTITY TRANSFEROR
                        FOREIGN INVESTORS REAL PROPERTY
                      TAX ACT CERTIFICATION AND AFFIDAVIT

                                   [OMITTED]

                                   EXHIBIT H

                                    GUARANTY

                                    [OMITTED]

                                  EXHIBIT I-1

                   FORM OF GROUND LEASE ESTOPPEL CERTIFICATE

                                   [OMITTED]

                                  EXHIBIT I-2

                       FORM OF TENANT ESTOPPEL CERTIFICATE

                                    [OMITTED]

                                  EXHIBIT I-3

          FORM OF LEASE ESTOPPEL CERTIFICATE FOR STATE STREET BANK AND
                               TRUST COMPANY LEASE

                                    [OMITTED]

                                  EXHIBIT I-3

          FORM OF LEASE ESTOPPEL CERTIFICATE FOR JENNER & BLOCK LEASE

                                   [OMITTED]

                                  EXHIBIT I-4

                      FORM OF SELLER'S ESTOPPEL CERTIFICATE

                                    [OMITTED]

                                    EXHIBIT J

                                  PRESS RELEASE

                                    [OMITTED]

                                   EXHIBIT K

                              AUDITORS CERTIFICATE

                                    [OMITTED]

                                  SCHEDULE A-1

                           DESCRIPTION OF FEE PARCEL

                                   [OMITTED]

SCHEDULE A-2

DESCRIPTION OF LEASEHOLD PARCEL

[OMITTED]

                                   SCHEDULE B

                        EXISTING TITLE POLICY AND SURVEY

                                   [OMITTED]

                                   SCHEDULE C

                                   CIGNA LOAN

                                   [OMITTED]

                                   SCHEDULE D

                                    CONSENTS

                                   [OMITTED]

                                   SCHEDULE E

                                   CONTRACTS

                                   [OMITTED]

                                  SCHEDULE E-1

                           CONTRACTS TO BE TERMINATED

                                     NONE.

                                   SCHEDULE F

                                  SPACE LEASES

                                   [OMITTED]

                                  SCHEDULE F-1

                           LANDLORD'S WORK IN PROGRESS

TENANT                     DESCRIPTION                        ALLOWANCE         PD TO DATE        BALANCE
------                     -----------                        ---------         ----------        -------
Coffou Partners            Tenant Improvement Allowance       35,240            35,240            0

Foley Lardner              Tenant Improvement                 694,806           0                 694,806
                             Allowance - Original Lease
                           Tenant Improvement Allowance       208,370           0                 208,370
                             Amendment

Segal McCambridge          Tenant Improvement Allowance       1,186,875         334,110           852,765
                           Moving/Drawing Allowance           92,313            78,788            13,525
                           Feasibility Study                  14,836            12,244            2,592

Alonti Cafe                Tenant Improvement Allowance       193,480           193,480           0

TOTALS                                                        2,425,920         653,862           1,772,058

                                  SCHEDULE F-2

                               CONTEMPLATED LEASES

                                    [OMITTED]
                                                                           xxxvi

                                  SCHEDULE F-3

                          DEFERRED TENANT IMPROVEMENTS

TENANT                              DESCRIPTION                                DATE TO BE PERFORMED
------                              -----------                                --------------------
Aronberg Goldgehn Davis             Lease Commitment - Wall Washing                  01/01/01
                                    Lease Commitment - Painting                      01/01/03
                                    Lease Commitment - Wall Washing                  01/01/06
                                    Lease Commitment - Painting                      01/01/08

Jenner & Block                      Replacement of Light Bulbs on Floors             On Going
                                    25, 37, 38, 39, 40E, 42, 43, 44, 45, 46
                                    Lease Commitment - Wall Washing                  01/01/01
                                    Repaint Premises                                 01/01/03
                                    Lease Commitment - Wall Washing                  01/01/06
                                    Repaint Premises                                 01/01/08

IBM Corporation                     Replacement of Light Bulbs on all FloorS         On Going

Better Business Bureau              Tenant Improvement Allowance                     05/01/01

Information Management Group        Carpets and Painting                             08/01/03

Lovell White Durrant                Expansion Buildout                               03/15/99

                                  SCHEDULE F-4

                               BASE BUILDING WORK

DESCRIPTION                          ESTIMATED REMAINING COST
-----------                          ------------------------

Parking Garage Renovation                   $876,301

Floors 2 & 3 Base Building Work             $649,233

                                   SCHEDULE G

                              BROKERAGE COMMISSIONS

                                      NONE.

                                   SCHEDULE H

                                   LITIGATION

                                    [OMITTED]

                                   SCHEDULE I

                        SECURITY DEPOSITS HELD BY SELLER

                                    [OMITTED]

                                   SCHEDULE J

                                 BUYER CONSENTS

                                      NONE.

                                    EXHIBIT B

                              FORM OF OPTION NOTICE

                                    [OMITTED]

                                    EXHIBIT C

                               LEASING GUIDELINES

                                    [OMITTED]